Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-173749-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 27, 2011)

$250,000,000

Mack-Cali Realty, L.P.

2.500% Notes due 2017

        The notes will bear interest at the rate of 2.500% per year. Interest on the notes is payable on December 15 and June 15 of each year, beginning on June 15, 2013. The notes will mature on December 15, 2017. We may redeem some or all the notes at any time prior to maturity. The redemption prices are discussed under the caption "Description of Notes—Optional Redemption."

        The notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness.

        Investing in the notes involves risks. See "Risk Factors" beginning on page 8 of our annual report on Form 10-K for the year ended December 31, 2011.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Public Offering Price(1)	99.409%	$248,522,500
Underwriting Discount	0.600%	$1,500,000
Proceeds to Mack-Cali Realty, L.P. (before expenses)	98.809%	$247,022,500

(1)
Plus accrued interest if the notes are delivered after November 20, 2012.

        The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company to purchasers on or about November 20, 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan

Co-Managers

BB&T Capital Markets
         BNY Mellon Capital Markets, LLC
                  Capital One Southcoast
                           Comerica Securities
                                   Deutsche Bank Securities
                                             Mitsubishi UFJ Securities
                                                      PNC Capital Markets LLC
                                                                RBS
                                                                         SunTrust Robinson Humphrey
                                                                              TD Securities
                                                                                            US Bancorp
                                                                                                     Wells Fargo Securities

November 13, 2012

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of debt securities. The accompanying prospectus contains information about certain of our securities generally, some of which does not apply to the debt securities covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in or incorporated by reference in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See "Where You Can Find More Information" in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (the "SEC"). Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Except as the context may otherwise require, all references to the "Operating Partnership," the "Company," "we," "us," "our" and similar expressions in this prospectus supplement and the accompanying prospectus refer to Mack-Cali Realty, L.P. and its subsidiaries, and their respective predecessors. All references to the "Corporation" or the "General Partner" and similar expressions in this prospectus supplement and the accompanying prospectus refer to Mack-Cali Realty Corporation and its subsidiaries, and their respective predecessors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those related to our future operations, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "should," "expect," "anticipate," "estimate," "continue" or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.

        Among the factors about which we have made assumptions are:

  •
  risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of our business and the financial condition of our tenants;

  •
  the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis;

  •
  the extent of any tenant bankruptcies or of any early lease terminations;

  •
  our ability to lease or re-lease space at current or anticipated rents;

  •
  changes in the supply of and demand for office, office/flex, industrial/warehouse and multi-family residential properties;

  •
  changes in interest rate levels and volatility in the securities markets;

  •
  changes in operating costs;

  •
  our ability to obtain adequate insurance, including coverage for terrorist acts;

  •
  the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and our future interest expense;

  •
  changes in governmental regulation, tax rates and similar matters; and

  •
  other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

        For further information on factors which could impact us and the statements contained herein, see "Risk Factors" beginning on page 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus supplement or the accompanying prospectus, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus supplement and the accompanying prospectus, are qualified in their entirety by this statement. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

Mack-Cali Realty, L.P.

GENERAL

        We are a Delaware limited partnership formed on May 31, 1994 to conduct the business of providing leasing, management, acquisition, development, construction and tenant-related services for our sole general partner, Mack-Cali Realty Corporation (the "Corporation" or "General Partner"). The General Partner was incorporated in Maryland in 1994. As of September 30, 2012, the General Partner owned an 87.8 percent common unit interest in us. Through our operating divisions and subsidiaries, including the Mack-Cali property-owning partnerships and limited liability companies, we are the entity through which all of the General Partner's operations are conducted. We own and operate a real estate portfolio comprised predominantly of Class A office and office/flex properties located primarily in the Northeast. We perform substantially all commercial real estate leasing, management, acquisition, development and construction services on an in-house basis.

        As of September 30, 2012, we owned or had interests in 276 properties, aggregating approximately 32.2 million square feet, plus developable land (collectively, the "Properties"), which are leased to over 2,000 tenants. The Properties are comprised of: (a) 269 wholly-owned or Company-controlled properties consisting of 163 office buildings and 95 office/flex buildings aggregating approximately 30.8 million square feet, six industrial/warehouse buildings totaling approximately 387,400 square feet, two stand-alone retail properties totaling approximately 17,300 square feet, and three land leases (collectively, the "Consolidated Properties"); and (b) eight buildings, which are primarily office properties, aggregating approximately 1.2 million square feet, and a 350-room hotel, which are owned by unconsolidated joint ventures in which the Company has investment interests. Unless otherwise indicated, all references to square feet represent net rentable area. As of September 30, 2012, the office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Properties were 87.5 percent leased. Percentage leased includes all leases in effect as of the period end date, some of which have commencement dates in the future, and leases that expire at the period end date. Leases that expire as of September 30, 2012 aggregate 113,335 square feet, or 0.4 percent of the net rentable square footage. The Properties are located in five states, primarily in the Northeast, and the District of Columbia.

        Our strategy has been to focus our operations, acquisition and development of office properties in high-barrier-to-entry markets and sub-markets where we believes we are, or can become, a significant and preferred owner and operator. We plan to continue this strategy by expanding through acquisitions and/or development in Northeast markets where we have, or can achieve, similar status. We believe that our Properties have excellent locations and access and are well-maintained and professionally managed. As a result, we believe that our Properties attract high quality tenants and achieve among the highest rental, occupancy and tenant retention rates within their markets. We also believe that our extensive market knowledge provides us with a significant competitive advantage, which is further enhanced by our strong reputation for, and emphasis on, delivering highly responsive, professional management services.

        Our executive offices and the executive offices of the General Partner are located at 343 Thornall Street, Edison, New Jersey 08837-2206, and our and the Corporation's telephone number is (732) 590-1000. The Corporation has an internet website at www.mack-cali.com. The information available on or through the Corporation's website is not a part of this prospectus supplement.

RECENT DEVELOPMENTS

        On October 23, 2012, we acquired the real estate development and management businesses (the "Roseland Business") of Roseland Partners, L.L.C. ("Roseland Partners"), a premier multi-family residential community developer and manager based in Short Hills, New Jersey, and the Roseland Partners' interests, principally in the form of unconsolidated joint venture interests, in various entities which, directly or indirectly, own or have rights with respect to various residential and/or commercial properties or vacant land (collectively, the "Roseland Assets").

        The Roseland Assets consist primarily of interests in: six operating multi-family properties totaling 1,769 apartments, one condo-residential property totaling four units and four commercial properties totaling approximately 212,000 square feet; 13 in-process development projects, which include nine multi-family properties totaling 2,149 apartments, two garages totaling 1,591 parking spaces and two retail properties totaling approximately 35,400 square feet; and interests or options in land parcels which may support approximately 5,980 apartments, approximately 736,000 square feet of commercial space, and a 321-key hotel. The locations of the properties extend from New Jersey to Massachusetts. The majority of the properties are located in New Jersey, in particular, at its flagship development at Port Imperial in Weehawken and West New York, in addition to the Jersey City Waterfront and other urban in-fill and transit-oriented locations.

        We acquired the Roseland Assets and Roseland Business for consideration of approximately $115 million in cash plus approximately $4.0 million of assumed debt. We also may pay up to an additional $15.6 million in cash pursuant to certain operational milestones.

        The Company intends to pursue additional multi-family residential investments in its core Northeast markets, both through acquisitions and developments, with the goal of expanding its holdings in the multi-family sector.

The Offering

        The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement under the heading "Description of Notes" and in the accompanying prospectus under the heading "Description of Debt Securities." For purposes of this section entitled "—The Offering" and the "Description of Notes," references to "we," "us," and "our" refer only to Mack-Cali Realty, L.P. and not to its subsidiaries.

Securities Offered	$250 million principal amount of 2.500% notes due 2017.
Maturity Date	December 15, 2017, unless earlier redeemed.
Interest	2.500% per year. Interest will be payable semiannually in arrears in cash on December 15 and June 15 of each year, beginning June 15, 2013.
Optional Redemption	The notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the sum of:
• an amount equal to 100% of the principal amount of the notes to be redeemed; and
• a make-whole premium plus accrued and unpaid interest up to, but not including, the redemption date.
If the notes are redeemed on or after 30 days prior to the maturity date, the make-whole premium will be zero. See "Description of Notes—Optional Redemption" in this prospectus supplement.
Brief Description of the Notes

The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to our mortgages and our other secured indebtedness to the extent of the value securing such indebtedness. The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries. The notes will not be subject to any sinking fund provision. They will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See "Description of Notes—Brief description of the notes" in this prospectus supplement.

Use of Proceeds	The net proceeds from the sale of the notes are estimated to be approximately $246.3 million after deducting the underwriters' discount and estimated offering expenses.

We intend to use the net proceeds from the sale of the notes for general corporate purposes and working capital, which will include the repayment of substantially all outstanding borrowings under our $600 million unsecured revolving credit facility and may include the purchasing or retiring of some of our outstanding debt securities. See "Use of Proceeds" in this prospectus supplement.

Risk Factors

You should read carefully the "Risk Factors" beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other information included or incorporated by reference into this prospectus supplement, for certain considerations relevant to an investment in the notes.

Trading

The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, may not be maintained.

We have not applied and do not intend to apply for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.
Further Issuances

We may from time to time, without notice to or consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $246.3 million, after deducting the underwriters' discount and estimated offering expenses, from the sale of the notes offered by this prospectus supplement. We intend to use the net proceeds from the sale of the notes offered by this prospectus supplement for general corporate purposes and working capital, which will include the repayment of substantially all outstanding borrowings under our $600 million unsecured revolving credit facility and may include the purchasing or retiring of some of our outstanding debt securities. Our $600 million unsecured revolving credit facility, of which approximately $204 million was outstanding as of November 13, 2012, matures in October 2015. The interest rate on outstanding borrowings under our $600 million unsecured revolving credit facility (not electing our competitive bid feature) is 125 basis points over the London Inter-Bank Offered Rate. Affiliates of certain of the underwriters of this offering are lenders on our $600 million unsecured revolving credit facility and, upon application of the net proceeds from the offering of the notes, each will receive its proportionate share of the amount of the credit facility to be repaid.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods shown:

Period	Ratios of Earnings to Fixed Charges
Nine months ended September 30, 2012	1.6x
Year ended December 31, 2011	1.7x
Year ended December 31, 2010	1.4x
Year ended December 31, 2009	1.6x
Year ended December 31, 2008	1.8x
Year ended December 31, 2007	1.7x

        We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before non-controlling interests and equity in earnings from unconsolidated joint ventures, plus fixed charges as defined below (excluding capitalized interest and preferred security dividend requirements of consolidated subsidiaries) and distributed income of unconsolidated joint ventures, and, minus the non-controlling interest in income of consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, both expensed and capitalized, amortization of deferred financing costs, the interest portion of ground rents on land leases, and preferred security dividend requirements of consolidated subsidiaries.

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2012 on a historical basis and as adjusted to give effect to this offering and the application of the net proceeds of this offering as described in this prospectus supplement under the heading "Use of Proceeds." You should read the information included in the table in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K on file with the SEC for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q on file with the SEC for the quarter ended September 30, 2012 which are and incorporated by reference in this prospectus supplement.

	Historical		As Adjusted
	As of September 30, 2012
	(unaudited) (in thousands)
Debt:
Senior unsecured notes	$1,198,314		$1,446,837
Revolving credit facility	67,000	(1)	—
Mortgages, loans payable and other obligations	704,940		704,940

Total Debt	1,970,254		2,151,777

Equity:
Mack-Cali Realty, L.P. Partners' Capital:
General partner, 87,821,885 common units outstanding	1,767,399		1,767,399
Limited partners, 12,177,122 common units outstanding	309,174		309,174

Total Mack-Cali Realty, L.P. Partners' Capital	2,076,573		2,076,573

Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	1,655		1,655

Total Equity	2,078,228		2,078,228

Total Capitalization	$4,048,482		$4,230,005

(1)
As of November 13, 2012, we had $204 million in outstanding borrowings under our $600 million unsecured revolving credit facility.

DESCRIPTION OF NOTES

        The following description of the terms of the notes offered hereby supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption "Description of Debt Securities." You can find the definition of certain terms used in this description under the subheading "—Certain definitions." In this description, the words "we," "our," "ours" and "us" refer only to Mack-Cali Realty, L.P. and not to any of its subsidiaries.

        We will issue the notes under an indenture dated as of March 16, 1999 (the "Original Indenture"), as supplemented by supplemental indenture no. 16 to be dated as of November 20, 2012 ("Supplemental Indenture No. 16," and together with the Original Indenture, the "Indenture") between us and Wilmington Trust Company, as trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description summarizes selected provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as holders of the notes. We have filed copies of the Indenture as an exhibit to the registration statement, which includes the accompanying prospectus, copies of which are available for inspection at our offices.

Brief description of the notes

        These notes will:

  •
  be our direct, senior unsecured obligations;

  •
  rank equally with each other and with all of our other unsecured and unsubordinated indebtedness;

  •
  be effectively subordinated to our mortgages and our other secured indebtedness to the extent of the value securing such indebtedness;

  •
  be structurally subordinated to indebtedness and other liabilities of our subsidiaries;

  •
  not be subject to any sinking fund provision; and

  •
  be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        As of September 30, 2012, we had approximately $2.0 billion of indebtedness, and 30 of our properties with a total book value of approximately $879.8 million were encumbered by mortgages and loans payable.

        Except as described in this prospectus supplement under the heading "—Certain covenants—Limitations on incurrence of indebtedness" or in the accompanying prospectus under the heading "Description of Debt Securities—Merger, Consolidation or Sale," the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of:

  •
  a highly leveraged or similar transaction involving us or any of our affiliates;

  •
  a change of control; or

  •
  a reorganization, restructuring, merger or similar transaction involving us or Mack-Cali Realty Corporation that may adversely affect you.

        However, certain restrictions on the ownership and transfer of Mack-Cali Realty Corporation's shares of common stock designed to preserve its status as a real estate investment trust may act to prevent or hinder a change of control. We do not presently intend to engage in a transaction which would result in us being highly leveraged or that would result in a change of control.

Further issuances

        We may from time to time, without notice to or consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Principal, maturity and interest

        We will issue the notes in an aggregate principal amount of $250,000,000. The notes will mature on December 15, 2017. Interest on the notes will accrue at the rate of 2.500% per year and will be payable semi-annually in arrears on December 15 and June 15, commencing on June 15, 2013 or, if any such date is not a Business Day, the required payment will be made on the next Business Day. We will make each interest payment to the holders of record of the notes on the close of business on December 1 and June 1, whether or not a Business Day. "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banks in the City of New York or the State of Delaware are authorized or required to close.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        We will make all payments on the notes at the office or agency of Wilmington Trust Company, the paying agent, in the City of Wilmington, Delaware, currently located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, provided that we may pay interest by check mailed to your address or by wire transfer of funds to you at an account maintained within the United States.

Optional redemption

        We may redeem on any one or more occasions some or all of the notes before they mature. The redemption price will equal the sum of (1) an amount equal to one hundred percent (100%) of the principal amount of the notes being redeemed and (2) a make-whole premium plus accrued and unpaid interest up to, but not including, the redemption date.

        "Make-Whole Premium" means, in connection with any optional redemption of any notes prior to the date that is 30 days prior to the maturity date, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal of such notes being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on the date that is 30 days prior to the maturity date, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on the date that is 30 days prior to the maturity date, over (ii) the aggregate principal amount of such notes being redeemed. In the case of any redemption of the notes on or after 30 days prior to the maturity date, the Make-Whole Premium shall be zero.

        "Reinvestment Rate" means three-tenths of one percent (0.30%), plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available prior to the date of determining the make-whole premium (or if such statistical release is no longer published, any such other reasonably comparable index which shall be designated by us) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the then remaining maturity of the notes. If no maturity exactly corresponds to such maturity, the applicable Reinvestment Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields for the two published maturities most closely corresponding to such maturity.

        We will give you notice of any optional redemption at your address, as shown in the security register, at least 30, but not more than 60, days before the redemption date. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such holder to be redeemed.

        If we redeem less than all of the notes at any time, we will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The trustee will select the notes to be redeemed in such manner as it shall deem fair and appropriate.

        On and after the redemption date, the notes or portions of them called for redemption will cease accruing interest unless we fail to give notice as provided in the Indenture or default in the payment of the redemption price.

Certain covenants

        Limitations on incurrence of indebtedness.    We will not, and will not permit any of our Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Indebtedness and that of our Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):

1.
the Total Assets of us and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

2.
the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce indebtedness), by us or any of our Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

        In addition to the preceding limitation on the incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of our property or any of our Subsidiaries' property, whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Indebtedness and that of our Subsidiaries on a consolidated basis which is secured by any Encumbrance on our property or any of our Subsidiaries' property is greater than 40% of the sum of (without duplication):

1.
the Total Assets of us and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

2.
the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce Indebtedness), by us or any of our Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

        We and our Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Indebtedness and that of our Subsidiaries on a consolidated basis.

        In addition to the preceding limitations on the incurrence of Indebtedness, we will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

1.
such Indebtedness and any other Indebtedness incurred by us and our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

2.
the repayment or retirement of any other Indebtedness by us and our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

3.
in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

4.
in the case of any acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Provision of financial information.    So long as any notes are outstanding and whether or not required by the SEC, we will furnish to the trustee within 15 days of the time periods specified in the SEC's rules and regulations:

1.
all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our independent registered public accounting firm; and

2.
all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

        If we are not subject to Sections 13 and 15(d) of the Exchange Act, we will furnish to the holders of the notes, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC's rules and regulations.

        In addition, whether or not required by the SEC, we will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing, in which case we will supply copies of such documents upon written request and payment of the reasonable cost of duplication and delivery by any prospective holder of the notes).

        Waiver of certain covenants.    We may omit to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the notes (except any such term, provision or condition which could not be amended without the consent of all holders of notes or any series thereof), if before or after the time for such compliance the holders of at least a majority in principal amount of all the outstanding notes, or such series thereof, as applicable, by act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver becomes effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Certain definitions

        Set forth below are certain defined terms used in this prospectus supplement and the Indenture. We refer you to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement or the accompanying prospectus for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Annual Service Charge" for any period means the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, our Indebtedness and that of our Subsidiaries.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of us and our Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

1.
interest on our Indebtedness and that of our Subsidiaries;

2.
provision for taxes of us and our Subsidiaries based on income;

3.
amortization of debt discount and deferred financing costs;

4.
provisions for gains and losses on properties and depreciation and amortization;

5.
increases in deferred taxes and other non-cash items;

6.
depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

7.
the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period; and

8.
amortization of deferred charges.

        "Earnings from Operations" for any period means net income excluding:

1.
provisions for gains and losses on sales of investments or joint ventures;

2.
extraordinary and non-recurring items; and

3.
property valuation losses

as reflected in our consolidated financial statements and those of our Subsidiaries for such period determined in accordance with generally accepted accounting principles.

        "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

        "Indebtedness" of us or any Subsidiary means any of our indebtedness or that of any Subsidiary, whether or not contingent, in respect of:

1.
borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by us or any Subsidiary;

2.
indebtedness for borrowed money of a Person other than us or a Subsidiary which is secured by any Encumbrance existing on property owned by us or any Subsidiary, to the extent of the lesser of:

(a)
the amount of indebtedness so secured; and

(b)
the fair market value of the property subject to such Encumbrance;

3.
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or

4.
any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles;

and also includes, to the extent not otherwise included, any obligation by us or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than us or any of our Subsidiaries; it being understood that Indebtedness will be deemed to be incurred by us or any Subsidiary whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness of a Subsidiary of ours existing prior to the time it became a Subsidiary of ours will be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of ours; and Indebtedness of a Person existing prior to a merger or consolidation of such Person with us or any Subsidiary of ours in which such Person is the successor to our or such Subsidiary will be deemed to be incurred upon the consummation of such merger or consolidation; provided, however, the term Indebtedness will not include any such indebtedness that had been the subject of an "in substance" defeasance in accordance with generally accepted accounting principles).

        "Intercompany Indebtedness" means indebtedness to which the only parties are us, Mack-Cali Realty Corporation and any Subsidiary (but only so long as such indebtedness is held solely by any of us, Mack-Cali Realty Corporation and any Subsidiary) that is subordinate in right of payment to the notes.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Total Assets" as of any date means the sum of:

1.
the Undepreciated Real Estate Assets; and

2.
all of our other assets and those of our Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

        "Total Unencumbered Assets" means the sum of:

1.
those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and

2.
all of our other assets and those of our Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with generally accepted accounting principles (but excluding accounts receivable, intangibles and net real estate investments under our unconsolidated joint ventures).

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of our real estate assets and those of our Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of our properties or any Subsidiary's property.

        See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus for a description of additional covenants applicable to us.

Events of default

        Each of the following is an Event of Default under the Indenture:

1.
our default for 30 days in the payment when due of interest on any of the notes;

2.
our default in payment when due of the principal of or make-whole premium, if any, on any of the notes;

3.
our failure for 60 days after written notice (as provided in the Indenture) to perform or cure a breach of any of our covenants or warranties set forth in the Indenture;

4.
our default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness) for money borrowed by us (or by any Subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10 million, whether such recourse indebtedness or guarantee now exists or is created after the date of the Indenture, if that default results in the acceleration of such indebtedness prior to its express maturity without such indebtedness being discharged or such acceleration being rescinded within a period of 10 days after written notice to us (as provided in the Indenture); and

5.
certain events of bankruptcy or insolvency with respect to us or any Significant Subsidiary. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

        If an Event of Default specified in clause (5) above, relating to us or any Significant Subsidiary, occurs, the principal amount of and the make-whole premium on all outstanding notes will become due and payable without any declaration or other act on the part of the trustee or of the holders.

Discharge, defeasance and covenant defeasance

        The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes. Each of the covenants described under "—Certain covenants" in this prospectus supplement and "Description of Debt Securities—Certain Covenants" in the accompanying prospectus will be subject to covenant defeasance.

Book-entry system

        We will issue the notes in book-entry form evidenced by one or more global securities. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as DTC's nominee.

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. DTC holds securities for its participants to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Beneficial interests in the notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess of that amount. Except as set forth below, the global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Purchases of notes under the DTC system must be made by or through participants, who will receive a credit for the notes on DTC's records. Holders who are DTC participants may hold their interests in the global note directly through DTC. Holders who are not DTC participants may beneficially own interests in the global note held by DTC only through DTC participants, or through banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant and have indirect access to the DTC system. The ownership interest of each actual purchaser is recorded on the participant's and indirect participants' records. Purchasers will not receive written confirmation from DTC of their purchase, but should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the purchasers entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the Indenture and the beneficial owners of such notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders' rights, such as demand for acceleration of maturity or an instruction to the Trustee. Except as provided below and unless our use of the book-entry system is discontinued, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability of those holders to transfer their beneficial interests in the global security.

        The global notes will be exchangeable for certificated notes only if:

  •
  we, in our sole discretion, elect to do so, subject to the procedures of DTC;

  •
  DTC is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days; or

  •
  an event of default has occurred and is continuing with respect to the series of which the notes are a part and beneficial owners representing a majority in aggregate principal amount of that series advise DTC to cease acting as depositary.

        In any of the foregoing events, certificates for the notes will be printed and delivered in exchange for interests in the global security. Any global security that is so exchanged will be exchanged for notes of equal terms and rank, in authorized denominations and registered as directed by DTC. We expect that DTC's instruction will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security.

        Delivery of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

        Redemption notices will be sent to Cede & Co. If less than all of the principal amount of the series of securities of which the notes are a part is being redeemed, DTC will determine the amount of the interest of each direct participant in the notes to be redeemed in accordance with DTC's procedures.

        Principal, make-whole premium, if any, and interest payments on the notes will be made to Cede & Co. by wire transfer of immediately available funds. DTC's practice is to credit participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC believes that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of the participants and indirect participants.

        DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts. This procedure eliminates the need to exchange certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is wholly-owned by a number of its direct participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we are not responsible for its accuracy. Neither we nor any trustee, registrar or paying agent are responsible for the performance by DTC or their participants or indirect participants under the rules and procedures governing their operations or for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Same-day settlement and payment

        Settlement for the notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the notes in immediately available funds while the notes are held in book-entry only form.

Governing law

        The Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

No personal liability

        No past, present or future stockholder, partner, officer or director of ours or any of our successors will have any liability for any of our obligations, covenants or agreements contained under the notes or the Indenture. By accepting the notes, you waive and release all such liability. The waiver and release are part of the consideration for the issue of the notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS TO HOLDERS OF NOTES

        The following discussion summarizes certain federal income tax considerations relating to the acquisition, ownership and disposition of the notes. The following summary is for general information only, is not exhaustive of all possible tax considerations and is not intended to be and should not be construed as tax advice. For example, this summary addresses only notes held as capital assets (within the meaning of Section 1221 of the Code (as defined below)) by initial holders purchasing notes at the "issue price" (generally, the first price at which a substantial amount of notes is sold to the public (excluding bond houses, brokers or similar persons or organizations acting as underwriters, placement agents or wholesalers)). This summary does not purport to deal with all aspects of taxation that may be relevant to a particular note holder or persons in special tax situations such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding the notes as a hedge against currency risk or as a position in a "straddle" for United States tax purposes, persons whose functional currency is not the U.S. dollar, tax-exempt organizations or foreign corporations and persons who are not citizens or residents of the United States (except as described under the heading "Taxation of Non-U.S. Holders of Notes" below). It does not give a detailed discussion of federal estate or gift tax, or any state, local or foreign tax consequences and does not discuss all aspects of federal income taxation that might be relevant to a specific holder in light of its particular investment or tax circumstances.

        This summary supplements the discussion set forth in the section in the accompanying prospectus entitled "Material United States Federal Income Tax Considerations," which contains a summary of certain federal income tax considerations to us and Mack-Cali Realty Corporation and its stockholders, and which should be read together with this section.

        As used herein, the term "U.S. Holder" means a holder of notes who (for United States federal income tax purposes) is (1) a citizen or resident of the United States, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its connection with the conduct of a trade or business within the United States or (4) any trust if (i) its administration is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person. The term "Non-U.S. Holder" means a holder of notes who is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner in such partnership will depend on the status of the partner and the activities of the partnership. A holder of notes that is a partnership and partners in such partnership should consult their own tax advisors as to the tax consequences applicable to them of acquiring, owning, disposing and retirement of notes.

        The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service and judicial decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and judicial decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Thus, no assurance can be provided that the statements set forth herein (which do not bind the Internal Revenue Service or the courts) will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE NOTES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSIDERATIONS OF HOLDING OUR NOTES TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP, SALE OR OTHER DISPOSITION OF THE NOTES IN LIGHT OF YOUR SPECIFIC TAX AND INVESTMENT SITUATION AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO YOU.

Taxation of U.S. Holders of Notes

        Interest on the Notes.    If you are a U.S. Holder, interest on the notes will constitute "qualified stated interest" (generally, interest that is unconditionally payable in cash or in property (other than debt instruments of us) at least annually at a single fixed rate) and will generally be taxable to you as ordinary interest income at the time such payments are accrued or received (in accordance with your regular method of tax accounting).

        Original Issue Discount.    In general, a debt instrument will have "original issue discount" to the extent that its "stated redemption price at maturity" (generally, the sum of all payments provided by the debt instrument other than qualified stated interest payments) exceeds its "issue price" (generally, the initial offering price to the public at which a substantial amount of the debt instruments is sold for money), unless the amount of such excess is de minimis (generally, less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) in which case the debt instrument is treated as not having any original issue discount. Although the notes are being sold at a slight discount (i.e., 99.409%) from par (and, thus, are being issued with original issue discount), since the amount of such original issue discount should be de minimis, the notes will be treated as not having any original issue discount for United States federal income tax purposes.

        Market Discount.    If you are a U.S. Holder that purchases a note for an amount that is less than its issue price or, if you are a subsequent purchaser, its stated redemption price at maturity, you will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

        Under the market discount rules, you will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue market discount using the "constant interest rate" method.

        You may also be required to defer, until the maturity of the note or certain earlier dispositions, the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained by you to purchase or carry a note with market discount; a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. You may elect to include market discount in income currently as it accrues (on either a ratable or "constant interest rate" basis), in which case the rules described above in this paragraph and the first sentence of the immediately preceding paragraph will not apply. Generally, such currently included market discount is treated as ordinary interest income for United States federal income tax purposes (although if you are a Non-U.S. Holder, such market discount would be treated as ordinary income, but not as interest). Such an election will apply to all debt instruments acquired by you on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

        Premium.    If you are a U.S. Holder that purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. You may elect to amortize such premium using a constant yield method that reflects semi-annual compounding over the remaining term of the note and may offset interest otherwise required to be included by you in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after you acquire it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the Internal Revenue Service.

        Sale, Exchange or Retirement of Notes.    Upon your sale, exchange, retirement or other disposition of a note, you generally will recognize taxable gain or loss equal to the difference between (i) the amount realized on the sale, exchange, retirement or other disposition (other than amounts representing accrued and unpaid interest, which generally will be taxed as such) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note (increased with accrued market discount, if any, if you have included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium previously deducted from income with respect to such note. Except as described under "Market Discount," such gain or loss will be capital gain or loss if the note is held by you as a capital asset and will be long-term capital gain or loss if you held the note for more than one year. The deductibility of capital losses is subject to limitations.

        Medicare Tax.    For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income will generally include its interest income and its net gains from the disposition of common shares, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the common shares.

Taxation of non-U.S. Holders of Notes

        Generally, under the "portfolio interest exemption," you will not be subject to United States federal income taxes on payments of interest on a note so long as: (1) you are not a person who is a direct and/or constructive owner of 10% or more of the capital or profits interest in us; (2) you are not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to us; (3) you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code; (4) such payments are not "effectively connected" with your conduct of a trade or business within the United States; and (5) the beneficial owner of the note, under penalties of perjury, certifies to us, our payment agent or the withholding agent (the last United States payor in the chain of payment prior to payment to you) (the "Withholding Agent") that the owner is not a United States person and the certificate provides the owner's name and address. If the applicable requirements are satisfied, the certification described above may be provided by a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

        If you are a Non-U.S. Holder and cannot satisfy the requirements of the portfolio interest exemption described above, you will be subject to a 30% withholding tax on interest received on a note unless you provide the Withholding Agent with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding or eligibility for a reduced rate under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, in which case the interest would be subject to United States federal income tax on a net income basis as applicable to U.S. Holders generally, unless an applicable income tax treaty provides otherwise.

        If you are a Non-U.S. Holder that is a corporation for United States federal income tax purposes and the interest that you receive in respect of the notes is effectively connected with your conduct of a trade or business within the United States, then this interest may also be subject to the branch profits tax. In general, the branch profits tax is imposed on a foreign corporation on its actual or deemed repatriation from the United States of earnings and profits. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty that the United States may have with a country of which you are a "qualified resident."

        To claim the benefit of an applicable tax treaty, or to claim an exemption from withholding because interest that you receive is effectively connected with your conduct of a trade or business within the United States, you must provide to the Withholding Agent the appropriate, properly executed Internal Revenue Service form prior to the payment of interest. Also, a Non-U.S. Holder who is claiming the benefit of an applicable tax treaty may be required to obtain a United States taxpayer identification number ("TIN") and to provide documentary evidence issued by a foreign governmental authority to prove residence in the foreign country. Special procedures are provided in the Treasury regulations for payments through qualified intermediaries.

        Generally, as a Non-U.S. Holder, you will not be subject to United States federal income tax on any gain that you may recognize upon the retirement, sale or other disposition of a note unless (i) such gain is effectively connected with your conduct of a trade or business within the United States (or if an income tax treaty applies, such gain is attributable to your United States permanent establishment) or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of such retirement, sale, or other disposition. Certain other exceptions may be applicable, and you should consult your tax advisor in this regard. If you are so engaged in the conduct of a trade or business within the United States, and any such gain is effectively connected with your conduct of such trade or business, then you would not be subject to United States federal withholding tax on such gain but you would be subject to United States federal income tax on such gain in the same manner as if you were a U.S. Holder, unless an applicable tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to the branch profits tax referred to above for that taxable year, unless you qualify for a lower rate or an exemption from such tax under an applicable income tax treaty.

Backup Withholding and Information Reporting

        U.S. Holders.    In general, information reporting requirements will apply to payments of interest and principal on a note and to payments of the proceeds of the sale of a note, unless an exception applies. Further, the payor will be required to withhold backup withholding tax at the applicable rate if: (1) the payee fails to furnish a TIN (which, for an individual, would be such individual's social security number) to the payor or to establish an exemption from backup withholding; (2) the Internal Revenue

Service notifies the payor that the TIN furnished by the payee is incorrect; (3) there has been a notified "payee underreporting" with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or (4) there has been a failure of the payee to certify under penalties of perjury that the payee is not subject to backup withholding under the Code. Some holders, including corporations, will be exempt from backup withholding. A U.S. Holder that does not provide the payor with its correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's United States federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

        Non-U.S. Holders.    Backup withholding and information reporting will not apply to payments to a Non-U.S. Holder of principal, premium and interest (including original issue discount) on a note if such Non-U.S. Holder provides the required certification to establish an exemption from the withholding of United States federal income tax (e.g., an IRS Form W-8BEN) or otherwise establishes an exemption, provided that (1) we or our paying agent, as the case may be, do not have actual knowledge that the payee is a United States person, and (2) certain other conditions are satisfied.

        Similarly, unless we or our paying agent have actual knowledge that the payee is a U.S. Holder, backup withholding will generally not apply to (1) payments of interest (including original issue discount, if any) made outside the United States to certain offshore accounts, and (2) payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the United States. However, information reporting (but not backup withholding) will apply to (1) payments of interest made by us or our paying agent outside the United States, and (2) payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the United States if payment is made by us or our paying agent to a holder that is, for United States federal income tax purposes, (a) a United States person, (b) a controlled foreign corporation, (c) a United States branch of a foreign bank or foreign insurance company, (d) a foreign partnership controlled by United States persons or engaged in a United States trade or business, or (e) a foreign person 50% or more of whose gross income is effectively connected with that foreign person's conduct of a trade or business within the United States for a specified three-year period, unless we or our paying agent have in our records documentary evidence that the holder is not a U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

Changes to REIT Qualification, Distribution and Withholding Rules

        For a general discussion of the taxation of the Corporation, see the section entitled "Material United States Federal Income Tax Considerations" and the applicable subsections set forth in the accompanying prospectus, as supplemented by the discussion below.

        From time to time, the Corporation may enter into hedging transactions with respect to one or more of its assets or liabilities. Prior to the Corporation's 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for transactions to hedge indebtedness the Corporation incurred to acquire or carry "real estate assets" was qualifying income for purposes of the 95 percent gross income test, but not the 75 percent gross income test. To the extent that the Corporation hedged in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Commencing with the Corporation's 2005 taxable year, income and gain from "hedging transactions" will be excluded from gross income for purposes of the 95 percent gross income test, but not the 75 percent gross income test. For hedging transactions entered into after July 30, 2008, income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75 percent and 95 percent gross income tests. For this purpose, a "hedging transaction" means either (1) any transaction entered into in the normal course of the Corporation's trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75 percent or 95 percent gross income test (or any property which generates such income or gain). The Corporation will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. The Corporation intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT under the Code.

        Internal Revenue Service Revenue Procedure 2010-12, 2010-3 I.R.B, permits us to make taxable distributions of our shares (in lieu of cash) if (i) any such distribution is declared on or before December 31, 2012 with respect to a taxable year ending on or before December 31, 2011, and (y) each of our shareholders is permitted to elect to receive its entire entitlement under such declaration in either cash or shares of equivalent value subject to a limitation in the amount of cash to be distributed in the aggregate; provided that (i) the amount of cash that we set aside for distribution is not less than 10 percent of the aggregate distribution so declared, and (ii) if too many of our shareholders elect to receive cash, a pro rata amount of cash will be distributed to each such shareholder electing to receive cash, but in no event will any such shareholder receive less than its entire entitlement under such declaration.

        We do not believe that any of the changes to the REIT rules described above will affect the Corporation's ability to continue to qualify as a REIT.

YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE IMPACT OF THESE CHANGES ON THE ACQUISITION, OWNERSHIP, SALE OR OTHER DISPOSITION OF OUR NOTES IN LIGHT OF YOUR SPECIFIC TAX AND INVESTMENT SITUATION.

UNDERWRITING

        Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

        Subject to the terms and conditions stated in the underwriting agreement among us and the underwriters, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal amount of notes
Citigroup Global Markets Inc.	$ 61,666,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	61,665,000
J.P. Morgan Securities LLC	61,665,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	5,417,000
BNY Mellon Capital Markets, LLC	5,417,000
Capital One Southcoast, Inc.	5,417,000
Comerica Securities, Inc.	5,417,000
Deutsche Bank Securities Inc.	5,417,000
Mitsubishi UFJ Securities (USA), Inc.	5,417,000
PNC Capital Markets LLC	5,417,000
RBS Securities Inc.	5,417,000
SunTrust Robinson Humphrey, Inc.	5,417,000
TD Securities (USA) LLC	5,417,000
U.S. Bancorp Investments, Inc.	5,417,000
Wells Fargo Securities, LLC	5,417,000
Total	$250,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.35% of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed 0.20% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Mack-Cali
Per note	0.600%

        In connection with the offering of the notes, the joint book-running managers may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the joint book-running managers in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our total expenses for this offering will be approximately $700,000.

        We expect that delivery of the notes will be made to investors on or about November 20, 2012, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

        The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking (including acting as a lender under our revolving credit facility) and other financial services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their business, the underwriters and their affiliates may actively trade or hold the securities or our loans for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in these securities or loans. Further, from time to time, as a result of market making activities, the underwriters may own debt securities issued by us or our affiliates. In addition, J.P. Morgan Securities LLC and its affiliates collectively beneficially own approximately 8% of the common stock of the Corporation, most of which is held in a fiduciary capacity on behalf of others.

        No FINRA member shall execute any transaction in a discretionary account without prior written approval of the transaction by the customer. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

WHERE YOU CAN FIND MORE INFORMATION

        Mack-Cali Realty, L.P. and Mack-Cali Realty Corporation have filed a joint registration statement on Form S-3 with the SEC covering the notes offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the registration statement. For further information pertaining to the notes offered by this prospectus supplement, reference is made to the registration statement, including the exhibits filed as a part thereof.

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference room. You also can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549 or obtain copies of these documents from the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into the accompanying prospectus and this prospectus supplement is considered to be part of this prospectus supplement, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

(1)
Our Annual Report on Form 10-K (File No. 333-57103-01) for the fiscal year ended December 31, 2011, as filed with the SEC on February 9, 2012;

(2)
Our Quarterly Reports on Form 10-Q (File No. 333-57103-01) for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

(3)
Our Current Reports on Form 8-K (File No. 333-57103-01) as filed with the SEC on January 13, 2012, March 8, 2012, April 11, 2012, April 19, 2012, April 25, 2012, June 7, 2012, September 12, 2012, October 9, 2012, October 11, 2012 and October 24, 2012 (excluding the portions of each such Current Report that were "furnished" in accordance with SEC rules); and

(4)
The Corporation's definitive proxy statement (File No. 001-13274) on Schedule 14A, relating to the Corporation's annual meeting of stockholders held on June 5, 2012, as filed with the SEC on April 23, 2012.

        You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address: Mack-Cali Realty, L.P., Investor Relations Department, P.O. Box 7817, Edison, New Jersey 08837-2206, (732) 590-1000.

        The documents which the Corporation files with the SEC are not incorporated by reference into this prospectus supplement, except to the extent any such document is explicitly incorporated by reference into one of our filings.

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Seyfarth Shaw LLP, New York, New York, will issue an opinion regarding certain legal matters in connection with the notes offered by this prospectus supplement. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

PROSPECTUS

$2,500,000,000

Mack-Cali Realty Corporation

Common Stock, Preferred Stock, Depositary Shares,
Warrants and Guarantees
Mack-Cali Realty, L.P.
Debt Securities

        Mack-Cali Realty Corporation may, from time to time, in one or more series, offer the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  preferred stock represented by depositary shares;

  •
  warrants to purchase common stock or preferred stock; or

  •
  guarantees of debt securities issued by Mack-Cali Realty, L.P.

        Mack-Cali Realty, L.P. may, from time to time, in one or more series, offer debt securities.

        The initial offering price for any of these securities will not exceed $2,500,000,000. We will describe the terms of any such offering in a supplement to this prospectus. Such prospectus supplement will contain the following information about the offered securities:

  •
  title and amount;

  •
  offering price, underwriting discounts and commissions and our net proceeds;

  •
  any market listing and trading symbol;

  •
  names of lead or managing underwriters and description of underwriting arrangements; and

  •
  the specific terms of the offered securities.

        The common stock of Mack-Cali Realty Corporation is listed on The New York Stock Exchange under the symbol "CLI."

        In connection with the offering of equity securities by Mack-Cali Realty Corporation, you should carefully read and consider the risk factors under Part I, Item 1A beginning on page 7 in the Annual Report on Form 10-K of Mack-Cali Realty Corporation for the year ended December 31, 2010, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of its Quarterly Reports on Form 10-Q, for risks relating to investments in such securities. In connection with the offering of debt securities by Mack-Cali Realty, L.P., you should carefully read and consider the risk factors under Part I, Item 1A beginning on page 8 in the Annual Report on Form 10-K of Mack-Cali Realty, L.P. for the year ended December 31, 2010, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of its Quarterly Reports on Form 10-Q, for risks relating to investments in such securities.

Our mailing address and telephone number are:
343 Thornall Street
Edison, New Jersey 08837
(732) 590-1000

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2011

        We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

        Unless the context otherwise requires, all references in this prospectus to the "registrant," "we," "us," or "our" include Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), and any subsidiaries or other entities controlled by us, including Mack-Cali Realty, L.P., a Delaware limited partnership. All references in this prospectus to the "Operating Partnership" include Mack-Cali Realty, L.P. and any subsidiaries or other entities that the Operating Partnership owns or controls. All references in this prospectus to "common stock" refer to our common stock, par value $.01 per share. All references in this prospectus to "units" refer to the units of limited partnership interest in the Operating Partnership.

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3. Under this shelf registration statement, we may sell, in one or more offerings for total proceeds of up to $2,500,000,000, any combination of common stock, preferred stock, depositary shares or warrants of the Company or debt securities of the Operating Partnership (which may be accompanied by guarantees of the Company as required pursuant to applicable rules and regulations of the Securities Act). This prospectus provides you with a general description of the securities we may offer. If required, each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Information About Us."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We consider portions of this prospectus, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue" or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

        Among the factors about which we have made assumptions are:

  •
  risks and uncertainties affecting the general economic climate and conditions, including the impact of the general economic recession as it impacts the national and local economies, which in turn may have a negative effect on the fundamentals of our business and the financial condition of our tenants;

  •
  the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis;

  •
  the extent of any tenant bankruptcies or of any early lease terminations;

  •
  our ability to lease or re-lease space at current or anticipated rents;

  •
  changes in the supply of and demand for office, office/flex and industrial/warehouse properties;

  •
  changes in interest rate levels and volatility in the securities markets;

  •
  changes in operating costs;

  •
  our ability to obtain adequate insurance, including coverage for terrorist acts;

  •
  the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and our future interest expense;

  •
  changes in governmental regulation, tax rates and similar matters; and

other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

        For further information on factors which could impact us and the statements contained herein, see the "Risk Factors" under Part I, Item 1A beginning on page 7 in the Annual Report on Form 10-K of Mack-Cali Realty Corporation for the year ended December 31, 2010 and beginning on page 8 in the Annual Report on Form 10-K of Mack-Cali Realty, L.P. for the year ended December 31, 2010, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A in their respective Quarterly Reports on Form 10-Q, for risks relating to investments in our securities. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

AVAILABLE INFORMATION

        Both Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by Mack-Cali Realty Corporation or Mack-Cali Realty, L.P. at the Securities and Exchange Commission's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is: http://www.sec.gov. In addition, the Company's common stock is listed on The New York Stock Exchange, and similar information concerning the Company can be inspected and copied at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, copies of the annual, quarterly, and current reports of Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. may be obtained from our website at http://www.mack-cali.com. The information available on or through our website is not a part of this prospectus or any prospectus supplement.

        We have filed with the Securities and Exchange Commission an automatic shelf registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        In this document, we "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering is completed:

Mack-Cali Realty Corporation:

  (1)
  Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on February 10, 2011; and

  (2)
  Amendment No. 1 to our Annual Report on Form 10-K/A (File No. 1-13274) for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on February 14, 2011;

  (3)
  Our Current Report on Form 8-K (File No. 1-13274) as filed with the Securities and Exchange Commission on February 18, 2011, excluding the information furnished therein under Items 7.01 and 9.01;

  (4)
  Our Proxy Statement relating to our Annual Meeting of Stockholders to be held on May 24, 2011, as filed with the Securities and Exchange Commission on April 20, 2011; and

  (5)
  The description of our common stock and the description of certain provisions of Maryland Law contained in:

  (i)
  Our Registration Statement on Form 8-A dated August 9, 1994;

  (ii)
  Our Articles of Restatement dated September 17, 2009; and

  (iii)
  Any amendments or reports filed for the purpose of updating such description.

Mack-Cali Realty, L.P.:

  (1)
  Our Annual Report on Form 10-K (File No. 333-57103-01) for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on February 10, 2011;

  (2)
  Amendment No. 1 to our Annual Report on Form 10-K/A (File No. 333-57103-01) for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on February 14, 2011; and

  (3)
  Our Current Report on Form 8-K (File No. 333-57103-01) as filed with the Securities and Exchange Commission on February 18, 2011, excluding the information furnished therein under Items 7.01 and 9.01.

        Except as otherwise indicated, all documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus.

        We will provide, free of charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us as set forth below under "Information About Us."

INFORMATION ABOUT US

        We are a fully-integrated, self-administered and self-managed real estate investment trust ("REIT") that owns and operates a real estate portfolio comprised predominantly of Class A office and office/flex properties located primarily in the Northeast. We perform substantially all commercial real estate leasing, management, acquisition, development and construction services on an in-house basis. The Operating Partnership is a majority-owned subsidiary of the Company, and the Company is the sole general partner of the Operating Partnership. Substantially all of our interests in our properties are held through, and our operations are conducted through, the Operating Partnership or entities controlled by the Operating Partnership. As of February 8, 2011, the Company was the beneficial owner of approximately 86% of the outstanding partnership interests of the Operating Partnership.

        As of December 31, 2010, we owned or had interests in 277 properties, aggregating approximately 32.2 million square feet, plus developable land (collectively, the "Properties"), which are leased to over 2,000 tenants. The Properties are comprised of: (a) 268 wholly-owned or Company-controlled properties consisting of 162 office buildings and 95 office/flex buildings aggregating approximately 30.6 million square feet, six industrial/warehouse buildings totaling approximately 387,400 square feet, two stand-alone retail properties totaling approximately 17,300 square feet, and three land leases (collectively, the "Consolidated Properties"); and (b) eight buildings, which are primarily office properties, aggregating approximately 1.2 million square feet, and a 350-room hotel, which are owned by unconsolidated joint ventures in which we have investment interests. Unless otherwise indicated, all references to square feet represent net rentable area. As of December 31, 2010, the office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Properties were 89.1% leased. Percentage leased includes all leases in effect as of the period end date, some of which have commencement dates in the future, and leases that expire at the period end date. Leases that expire as of December 31, 2010 aggregate 187,058 square feet, or 0.6% of the net rentable square footage. The Properties are located in five states, primarily in the Northeast, and the District of Columbia.

        Our strategy has been to focus our operations, acquisition and development of office properties in high-barrier-to-entry markets and sub-markets where we believe we are, or can become, a significant and preferred owner and operator. We plan to continue this strategy by expanding through acquisitions and/or development in Northeast markets where we have, or can achieve, similar status. We believe that our Properties have excellent locations and access and are well-maintained and professionally managed.

        The Company's shares of common stock are listed on The New York Stock Exchange under the symbol "CLI." The Company has paid regular quarterly distributions on its common stock since we commenced operations as a REIT in 1994. The Company intends to continue making regular quarterly distributions to the holders of its common stock. Dividends depend upon a variety of factors, and there can be no assurance that distributions will be made in the future.

        The Company was incorporated under the laws of the State of Maryland on May 24, 1994, and the Operating Partnership was formed under the laws of the state of Delaware on May 31, 1994. Our executive offices are located at 343 Thornall Street, Edison, New Jersey 08837, and our telephone number is (732) 590-1000. We maintain an Internet website at "http://www.mack-cali.com." We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus or any prospectus supplement.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table shows ratios of earnings to fixed charges for the Company and the Operating Partnership for the periods shown:

Period	Company	Operating Partnership
Year ended December 31, 2010	1.4x	1.4x
Year ended December 31, 2009	1.6x	1.6x
Year ended December 31, 2008	1.8x	1.8x
Year ended December 31, 2007	1.7x	1.7x
Year ended December 31, 2006	1.8x	1.8x

        We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before non-controlling interest and equity in earnings from unconsolidated joint ventures, plus fixed charges as defined below (excluding capitalized interest and preferred security dividend requirements of consolidated subsidiaries) and distributed income of unconsolidated joint ventures, and, minus the non-controlling interest in income of consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, both expensed and capitalized, amortization of deferred financing costs, the interest portion of ground rents on land leases, and preferred security dividend requirements of consolidated subsidiaries.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SECURITY DIVIDENDS

        The following table shows ratios of earnings to combined fixed charges and preferred security dividends for the Company and the Operating partnership for the periods shown:

Period	Company	Operating Partnership
Year ended December 31, 2010	1.4x	1.4x
Year ended December 31, 2009	1.6x	1.6x
Year ended December 31, 2008	1.8x	1.8x
Year ended December 31, 2007	1.7x	1.7x
Year ended December 31, 2006	1.8x	1.8x

        We compute the ratio of earnings to combined fixed charges and preferred security dividends by dividing earnings by combined fixed charges and preferred security dividends. For this purpose, earnings consist of income from continuing operations before non-controlling interest and equity in earnings from unconsolidated joint ventures, plus fixed charges as defined below (excluding capitalized interest and preferred security dividend requirements of consolidated subsidiaries) and distributed income of unconsolidated joint ventures, and, minus the non-controlling interest in income of consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, both expensed and capitalized, amortization of deferred financing costs, the interest portion of ground rents on land leases, and preferred security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including the development and acquisition of additional properties and other acquisition transactions, the repayment of outstanding debt and improvements to properties in our portfolio. As required by the terms of the limited partnership agreement of the Operating Partnership, we must invest the net proceeds of any sale of our common stock or preferred stock in the Operating Partnership in exchange for additional units of limited partnership interest.

DESCRIPTION OF DEBT SECURITIES

        Unless we specify otherwise in a prospectus supplement, the Operating Partnership's debt securities will be issued under an indenture that is dated as of March 16, 1999, between the Company, the Operating Partnership and Wilmington Trust Company, as trustee. The indenture has been filed with the Securities and Exchange Commission. The Trust Indenture Act of 1939 governs the indenture, under which the indenture was previously qualified. The following description summarizes only the material provisions of the indenture. Accordingly, you should read the indenture because it, and not this description, defines your rights as holders of debt securities issued by the Operating Partnership. You also should read the applicable prospectus supplement for additional information and the specific terms of the debt securities.

        The terms "we," "us" and "our" as such terms as used in the following description of debt securities refer to Mack-Cali Realty, L.P. unless the context requires otherwise.

General

        The debt securities offered by means of this prospectus will be our direct, unsecured, non-convertible obligations. Except for any series of debt securities which is specifically subordinated to our other unsecured and unsubordinated debt, the debt securities will rank equally with all of our other unsecured and unsubordinated debt. We may issue debt securities in one or more series without limit as to the aggregate principal amount. The board of directors of the Company, the sole general partner of the Operating Partnership, will determine the terms of the debt. All debt securities of one series need not be issued at the same time and a series may generally be reopened for additional issuances, without the consent of the holders of the debt securities of the series.

        As of the date of this prospectus, the following series of our debt securities were issued and outstanding:

  •
  $100,000,000 5.25% senior unsecured notes due January 15, 2012 issued on January 24, 2006;

  •
  $94,914,000 6.15% senior unsecured notes due December 15, 2012 issued on December 20, 2002;

  •
  $26,105,000 5.82% senior unsecured notes due March 15, 2013 issued on March 15, 2003;

  •
  $100,000,000 4.60% senior unsecured notes due June 15, 2013 issued on June 15, 2003;

  •
  $200,000,000 5.125% senior unsecured notes due February 15, 2014, $100,000,000 of which was issued on February 9, 2004 and $100,000,000 of which was issued on March 22, 2004;

  •
  $150,000,000 5.125% senior unsecured notes due January 15, 2015 issued on January 25, 2005;

  •
  $200,000,000 5.80% senior unsecured notes due January 15, 2016, $100,000,000 of which was issued on November 30, 2005 and $100,000,000 of which was issued on January 24, 2006; and

  •
  $250,000,000 7.75% senior unsecured notes due August 15, 2019 issued on August 14, 2009.

        For the specific terms of any series of our debt securities, see the supplemental indentures which are attached as exhibits to the registration statement of which this prospectus is a part.

        If any debt securities issued by the Operating Partnership rate below investment grade at the time of issuance, they will be fully and unconditionally guaranteed by the Company as to payment of principal, interest and any premium.

        The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be replaced with a successor trustee. Except as otherwise described in this prospectus, any action by a trustee may be taken only with respect to the debt securities for which it is the trustee under the indenture.

Terms

        A prospectus supplement will describe the specific terms of any debt securities we offer, including:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  the price at which we will issue the debt securities;

  •
  the fixed or variable rate at which the debt securities will bear interest, or the method to determine the interest rate;

  •
  the basis upon which we will calculate interest on the debt securities if other than a 360-day year of twelve 30-day months;

  •
  the timing, place and manner of making principal, interest and any premium payments on the debt securities;

  •
  the place where you may serve notices about the debt securities and the indenture;

  •
  whether and under what conditions we or the holders may redeem the debt securities;

  •
  any sinking fund or similar provisions;

  •
  the currency in which we will pay the principal, interest and any premium payments on the debt securities, if other than U.S. dollars;

  •
  the events of default or covenants of the debt securities, if they are different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  the date on which the debt securities mature;

  •
  whether we will issue the debt securities in registered or bearer form and their denominations if other than $1,000 for registered form or $5,000 for bearer form;

  •
  whether the amount of payments on debt securities may be determined with reference to an index, formula or other method;

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

  •
  the terms and conditions, if any, upon which the debt securities may be subordinated to other of our indebtedness;

  •
  whether the defeasance and covenant defeasance provisions described in this prospectus apply to the debt securities or are different in any manner;

  •
  whether or not the debt securities are guaranteed by the Company;

  •
  whether and under what circumstances we will pay additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying these amounts; and

  •
  any other material terms of the debt securities not inconsistent with the provisions of the indenture.

        Some debt securities may provide for less than the entire principal amount thereof to be paid if the maturity date is accelerated, which we refer to as "original issue discount securities." The prospectus supplement will describe any material U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.

        The indenture does not contain any provisions that would limit the ability of either the Operating Partnership to incur indebtedness or that would afford holders of debt securities of the Operating Partnership protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfer of the Company's common stock and preferred stock, designed to preserve the Company's status as a REIT under the Code, may prevent or hinder a change of control. Information relating to any deletions from, modifications of or additions to any events of default or covenants of the Operating Partnership that are described in this prospectus, including any addition of a covenant or other provision providing event risk or similar protection, will be set forth in an applicable prospectus supplement.

Guarantees

        Unless otherwise provided in an applicable prospectus supplement, Mack-Cali Realty Corporation, as sole guarantor, will fully, unconditionally and irrevocably guarantee the due and punctual payment of principal, interest, and any premium on any of the debt securities of Mack-Cali Realty, L.P. (i) rated below investment grade at the time of issuance in order to enable us to obtain more favorable interest rates and other terms and conditions with respect to such debt securities, or (ii) as may be required pursuant to applicable rules and regulations under the Securities Act. Mack-Cali Realty Corporation, as sole guarantor, may also guarantee any sinking fund payments on debt securities rated below investment grade. The terms of any such guarantees will be set forth in the applicable prospectus supplement.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the prospectus supplement, we will issue debt securities in denominations of:

  •
  $1,000 if they are in registered form;

  •
  $5,000 if they are in bearer form; or

  •
  any denomination if they are in global form.

        Unless otherwise specified in the prospectus supplement, the principal, interest and any premium on debt securities will be payable at the corporate trust office of the trustee. However, we may choose to pay interest by check mailed to the address of the registered holder or by wire transfer of funds to the holder at an account maintained within the United States.

        Any payment of the principal, interest and any premium that we make to a trustee or paying agent and which remains unclaimed two years after its due date will be repaid to us. Any holder of a debt security seeking payment after two years may only seek payment directly from us.

        Any interest not punctually paid or duly provided for on any interest payment date will immediately cease to be payable to the holder on the regular record date and may be paid either:

  •
  to the registered holder of the debt security as of the close of business on a special record date established by the trustee, who will provide notice to the holder not less than 10 days prior to the special record date; or

  •
  in any other lawful manner.

        Subject to limitations imposed upon debt securities issued in book-entry form, you may exchange debt securities for different denominations of the same series or surrender debt securities for transfer at the corporate trust office of the trustee. Every debt security surrendered for transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. We will not require the holder to pay any service charge for any transfer or exchange, but we or the trustee may require the holder to pay any applicable tax or other governmental charge.

        If a prospectus supplement refers to any transfer agent in addition to the trustee that we initially designated with respect to any series of debt securities, then we may rescind the designation or approve a change in the location of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment. We may designate additional transfer agents with respect to any series of debt securities.

        Unless otherwise specified in the prospectus supplement, we and the trustee are not required to:

  •
  issue, transfer or exchange any security if the debt security may be among those selected for redemption during a 15-day period prior to the date of selection;

  •
  transfer or exchange any security selected for redemption in whole or in part, except, in the case of a registered security to be redeemed in part, the portion not to be redeemed; or

  •
  issue, transfer or exchange any security that the holder surrenders for repayment.

Merger, Consolidation or Sale

        The Operating Partnership may not consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into, any other entity, unless:

  •
  the Operating Partnership is the surviving entity or, in the event that the Operating Partnership is not the surviving entity, the successor entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets, expressly assumes payment of the principal, interest and any premium on all the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

  •
  immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, would become an event of default, has occurred and is continuing; and

  •
  the Company delivers to the trustee an officer's certificate and legal opinion covering these conditions.

Certain Covenants

        Existence:    Except as described above under the heading "Merger, Consolidation or Sale," the Operating Partnership must preserve and keep in full force and effect its existence, rights and franchises. However, the Operating Partnership is not required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not materially disadvantageous to the holders of the debt securities.

        Maintenance of Properties:    We must maintain all of our material properties in good condition, repair and working order, supply all properties with all necessary equipment and make all necessary repairs, renewals, replacements and improvements necessary so that we may properly and advantageously conduct our business at all times. However, we may sell our properties for value in the ordinary course of business.

        Insurance:    We must keep all of our insurable properties insured for commercially reasonable amounts against loss or damage with financially sound and reputable insurance companies.

        Payment of Taxes and Other Claims:    We must pay, before they become delinquent:

  •
  all taxes, assessments and governmental charges; and

  •
  all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon any property.

        However, we are not required to pay any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional Covenants

        Additional covenants and/or modifications to the covenants described above will be set forth in the applicable indenture or a supplemental indenture and described in the prospectus supplement.

Event of Default, Notice and Waiver

        Unless otherwise provided in the prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

  •
  default for 30 days in the payment of any installment of interest on any debt security of the series;

  •
  default in the payment of the principal or any premium on any debt security of the series at its maturity;

  •
  default in making any sinking fund payment as required for any debt security of the series;

  •
  default in the performance of any other covenant or warranty contained in the indenture, other than covenants that do not apply to the series, and the default continues for 60 days after notice;

  •
  default in the payment of an aggregate principal amount exceeding $10,000,000 of any debt or any secured debt, if the default continues after the expiration of any applicable grace period and results in the acceleration of the maturity of the debt;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or any of our properties; and

  •
  any other event of default provided with respect to that particular series of debt securities.

        If an event of default occurs and continues, then on written notice to us the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration of debt securities but before a judgment for payment has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

  •
  we have paid or deposited with the trustee all required payments; and

  •
  all events of default have been cured or waived.

        The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of a series may waive any past default with respect to that series, except a default in payment or a default of a covenant or other indenture provision that can only be modified with the consent of the holder of each outstanding debt security affected.

        The indenture provides that no holders of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee to act for 60 days after it has received a written request to institute proceedings for an event of default from the holders of at least a majority in principal amount of the outstanding debt securities of that series and an offer of indemnity reasonably satisfactory to it. However, this provision will not prevent any holder from instituting suit for the enforcement of any payment due on the debt securities.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of a series (or of all debt securities then outstanding under the indenture, if applicable) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. However, the trustee may refuse to follow any direction that:

  •
  is in conflict with any law or the indenture;

  •
  may subject the trustee to personal liability; or

  •
  may be unduly prejudicial to the holders not joining in the direction.

        The trustee must give notice to the holders of debt securities within 90 days of a default unless the default has been cured or waived. However, if the trustee considers it to be in the interest of the holders, the trustee may withhold notice of any default except a payment default.

        Within 120 days after the close of each fiscal year, we must deliver an officer's certificate to the trustee stating whether such officer has knowledge of any default under the indenture and provide specific details of any default.

Modification of the Indenture

        At least a majority in principal amount of all outstanding debt securities or series of outstanding debt securities may modify or amend the indenture if such a majority would be affected by a modification or amendment of the indenture. However, holders of each of the debt securities affected by the modification must consent to modifications that have the following effects:

  •
  change the stated maturity of the principal, interest or premium on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or adversely affect any right of repayment of the holder of any debt security;

  •
  change the place or currency for payment of principal, interest or premium on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security;

  •
  reduce the percentage of outstanding debt securities of a series necessary to modify or amend the indenture, waive compliance with provisions of the indenture or defaults and consequences under the indenture or reduce the quorum or voting requirements set forth in the indenture;

  •
  adversely modify or affect the terms and conditions of the obligations of the Company with respect to any of its guarantees; or

  •
  modify any of the provisions discussed above or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to take the action or to provide that other provisions may not be modified or waived without the consent of the holder.

        The indenture provides that the holders of at least a majority in principal amount of a series of outstanding debt securities may waive compliance by us with covenants relating to that series.

        We and the trustee can modify the indenture without the consent of any holder for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor;

  •
  to add to our covenants for the benefit of the holders or to surrender any right or power conferred upon us;

  •
  to add events of default for the benefit of the holders;

  •
  to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, so long as it does not materially adversely affect the interests of any of the holders;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee to facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture, so long as the action does not materially adversely affect the interests of any of the holders;

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series, so long as the action does not materially adversely affect the interests of any of the holders; or

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding securities of any series created prior to the execution of a supplemental indenture which is entitled to the benefit of such provision.

        In addition, with respect to any guaranteed securities, the Company or any of its subsidiaries may, without the consent of any holder, directly or indirectly assume the payment of the principal, interest and any premium on the guaranteed securities and the performance of every covenant of the indenture that must be performed by us. Upon any assumption, the Company will succeed to the Operating Partnership under the indenture and the Operating Partnership will be released from all obligations and covenants with respect to the guaranteed securities. To effect any assumption, we must:

  •
  deliver to the trustee an officer's certificate and an opinion of counsel stating that the guarantee and all other of our covenants in the indenture remain in full force and effect;

  •
  deliver to the trustee an opinion of independent counsel that the holders of guaranteed securities will have no federal tax consequences as a result of the assumption; and

  •
  if any debt securities are then listed on the New York Stock Exchange, ensure that those debt securities will not be delisted as a result of the assumption.

        The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that is deemed to be outstanding is the amount of its principal that would be due and payable as of the date of determination upon declaration of acceleration of maturity;

  •
  the principal amount of a debt security denominated in a foreign currency that is deemed outstanding is the U.S. dollar equivalent of the principal amount, determined on the issue date for the debt security;

  •
  the principal amount of an indexed security that is deemed outstanding is the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security; and

  •
  debt securities that are directly or indirectly owned by us are disregarded.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. The trustee, the Operating Partnership, the Company or the holders of at least 25% in principal amount of the outstanding debt securities of a series may call a meeting. Except for any consent that the holder of each debt security affected by modifications and amendments of the indenture must give, the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series will be sufficient to adopt any resolution presented at a meeting at which a quorum is present. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the holders of the specified percentage. Any resolution passed or decision taken at any meeting of holders duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage will constitute a quorum.

        However, there is no minimum quorum requirement at a meeting where debt security holders meet in response to a request or other action that may be made by a specific percentage of holders. In addition, the principal amount of the outstanding debt securities that vote in favor of any action taken at that meeting will be taken into account in determining the validity of that action under the indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds sufficient to pay the principal, interest and any premium on the series to the stated maturity or redemption date.

        The indenture provides that, unless otherwise provided in the prospectus supplement, as long as the holders of the debt securities will not recognize any resulting income, gain or loss for federal income tax purposes, the Operating Partnership may elect either:

  •
  to defease and discharge itself and the Company from all of their obligations with respect to the debt securities, which we refer to as "defeasance"; or

  •
  to release itself and the Company from their obligations under particular sections of the indenture, which we refer to as "covenant defeasance."

        In order to make a defeasance election, the Company or the Operating Partnership must irrevocably deposit with the trustee, in trust, a sufficient amount to pay the principal, interest and any premium on the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the scheduled due dates. The deposit may be either an amount in the currency in which the debt securities are payable at stated maturity, or government obligations, or both. The Company or the Operating Partnership must also deliver to the trustee an opinion of counsel on the tax consequences of defeasance.

        The prospectus supplement may further describe any provisions permitting defeasance or covenant defeasance with respect to the debt securities of a particular series.

        In the event the Operating Partnership effects covenant defeasance and declares debt securities due and payable because of the occurrence of any event of default, the amount payable in currency and government obligations on deposit with the trustee will be sufficient to pay amounts due at the time of their maturity but may not be sufficient to pay amounts due at the time of any acceleration resulting from the event of default. However, the Operating Partnership and, if such debt securities have been guaranteed, the Company, shall remain liable to make payment of such amounts due at the time of acceleration.

        The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of any series.

Subordination

        The prospectus supplement will set forth any terms and conditions of subordination of any debt securities. These terms will include:

  •
  a description of various debt securities ranking senior to the debt securities;

  •
  the subordination of any debt securities;

  •
  restrictions on payments in the event of a default; and

  •
  any provisions requiring holders of debt securities to remit certain payments to holders of senior indebtedness.

Global Securities

        We may issue debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with a depositary, identified in the prospectus supplement relating to the series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock in this prospectus contains the general terms and provisions of our common stock. The particular terms of any offering of our common stock will be described in a prospectus supplement relating to such offering. The prospectus supplement may provide that our common stock will be issuable upon conversion of preferred stock or upon the exercise of warrants to purchase our common stock. The statements below describing our common stock are subject to and qualified by, the applicable provisions of our charter and bylaws.

        The terms "we," "us" and "our" as such terms are used herein refer to Mack-Cali Realty Corporation unless the context requires otherwise.

General

        We are authorized under our charter to issue 190,000,000 shares of our common stock. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote. Holders of common stock have no preemptive or cumulative voting rights. At April 5, 2011, 86,933,307 shares of our common stock were issued and outstanding. Our common stock currently is listed for trading on the New York Stock Exchange under the symbol "CLI."

        All shares of common stock to be outstanding following this offering will be duly authorized, validly issued, fully paid and non-assessable. We may pay dividends to the holders of our common stock if and when declared by our board of directors out of legally available funds. We intend to continue to pay quarterly dividends on our common stock. Dividends depend on a variety of factors, and there can be no assurances that distributions will be made in the future.

        Under Maryland law, stockholders generally are not liable for our debts or obligations. If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will participate pro rata in any assets remaining after our payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of Mack-Cali Realty, L.P. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights, subject to the ownership limits set forth in our charter or as permitted by our board of directors.

Ownership Limitations and Restrictions on Transfer

        Generally, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (the "Code"), more than 9.8% of our issued and outstanding capital stock. In addition, our charter and bylaws contain provisions that would have the effect of delaying, deferring or preventing a change in control. See "Certain Provisions of Maryland Law and our Charter and Bylaws."

        In order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year, and at least 100 persons must beneficially own our outstanding capital stock for at least 335 days per 12 month taxable year, or during a proportionate part of a taxable year of less than 12 months. To help ensure that we meet these tests, our charter provides that no holder may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding capital stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.

        The ownership limitations and restrictions on transfer will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT under the Code.

        All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

        If you beneficially own more than 5% of our outstanding capital stock, you must file a written response to our request for stock ownership information, which we will mail to you no later than January 30th of each year. This notice should contain your name and address, the number of shares of each class or series of stock you beneficially own and a description of how you hold the shares. In addition, you must disclose to us in writing any additional information we request in order to determine the effect of your ownership of such shares on our status as a REIT under the Code.

        These ownership limitations could have the effect of precluding a third party from obtaining control over us unless our board of directors and our stockholders determine that maintaining REIT status is no longer desirable.

Operating Partnership Agreement

        The partnership agreement of Mack-Cali Realty, L.P. requires that the consent of the holders of at least 85% of Mack-Cali Realty, L.P.'s partnership units is required:

  •
  to merge (or permit the merger of) Mack-Cali Realty, L.P. with another unrelated entity, unless Mack-Cali Realty, L.P. shall be the surviving entity in such merger;

  •
  to dissolve, liquidate, or wind-up Mack-Cali Realty, L.P.; or

  •
  to convey or otherwise transfer all or substantially all of the assets of Mack-Cali Realty, L.P.

        As of March 31, 2011, we, as general partner of Mack-Cali Realty, L.P., held approximately 87.1 percent of the outstanding common partnership units of Mack-Cali Realty, L.P. Consequently, approval of any of the foregoing transactions currently would not require the consent of any of the limited partners of Mack-Cali Realty, L.P.

        The partnership agreement also contains provisions restricting us from engaging in a merger or sale of substantially all of our assets, unless such transaction was one where all of the limited partners received for each partnership unit, an amount of cash, securities, or other property equal to the number of shares of common stock into which such partnership unit is convertible multiplied by the greatest amount of cash, securities or other property paid to a holder of one share of common stock in consideration of one share of common stock. However, if, in connection with a merger or sale of substantially all of our assets, a purchase, tender or exchange offer was made to all of the outstanding common stockholders, each partnership unit holder would receive the greatest amount of cash, securities, or other property which such partnership unit holder would have received had it exercised its redemption rights and received common stock in exchange for its partnership units immediately before such purchase, tender or exchange offer expires.

        We may merge with another entity, without any of the restrictions identified in the immediately preceding paragraph, so long as each of the following requirements are satisfied:

  •
  after a merger, substantially all of the assets owned by the surviving entity, other than partnership units we hold, are owned by Mack-Cali Realty, L.P. or another limited partnership or limited liability company which is the survivor of a merger with Mack-Cali Realty, L.P.;

  •
  the limited partners own a percentage interest of the surviving partnership based on the fair market value of the net assets of Mack-Cali Realty, L.P. and the fair market value of the other net assets of the surviving partnership before the transaction;

  •
  the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect before the transaction; and

  •
  such rights of the limited partners include the right to exchange their interests in the surviving partnership for at least one of: (A) the consideration available to such limited partners, or (B) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the common stock.

Redemption Rights

        Certain individuals who received common units in Mack-Cali Realty, L.P. have the right to have their common units redeemed for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of such redemption, or, at our election, shares of our common stock, on a one-for-one basis. However, we may not pay for such redemption with shares of common stock if, after giving effect to such redemption, any person would beneficially or constructively own shares in excess of the ownership limit described in "Ownership Limitations and Restrictions on Transfer." As of December 31, 2010, the limited partners of Mack-Cali Realty, L.P. owned 13,007,668 common units, which may be redeemed, at our election, for an equal number of shares of our common stock.

Transfer Agent

        The transfer agent for our common stock is:

    Computershare Trust Company, N.A.
    P.O. Box 43078
    Providence, Rhode Island 02940-3078
    1-800-317-4445
    www.computershare.com/investor

DESCRIPTION OF PREFERRED STOCK

        The following description of our preferred stock in this prospectus contains the general terms and provisions of our preferred stock. The particular terms of any offering of preferred stock will be described in a prospectus supplement relating to such offering. The statements below describing our preferred stock are subject to and qualified by, the applicable provisions of our charter, bylaws and any articles supplementary.

General

        We are authorized to issue up to 5,000,000 shares of preferred stock. As of the date of this prospectus, our board of directors has classified 10,000 shares of preferred stock as 8% Series C Cumulative Redeemable Perpetual Preferred Stock, or Series C preferred stock, each such share having a stated value of $2,500 per share, issued on March 14, 2003 in the form of 1,000,000 depositary shares, each such depositary share representing one one-hundredth of a share of Series C preferred stock, all of which are outstanding.

        The Series C preferred stock has preference rights with respect to liquidation and distributions over our common stock and the right to cumulative dividends at the annual rate of 8% of the $2,500 stated value per share. Holders of the Series C preferred stock, except under certain limited conditions, will not be entitled to vote on any matters. In the event of a cumulative arrearage equal to six quarterly dividends, holders of the Series C preferred stock will have the right to elect two additional members to serve on our board of directors until dividends have been paid in full. As of the date of this prospectus, there were no dividends in arrears. We may issue unlimited additional preferred stock ranking on a parity with the Series C preferred stock but may not issue any preferred stock senior to the Series C preferred stock without the consent of two-thirds of its holders. As of March 14, 2008, the Series C preferred stock became redeemable at our option, in whole or in part, at $2,500 per share (or $25 per depositary share), plus accrued and unpaid dividends.

        Under our charter, we may issue shares of preferred stock from time to time, in one or more series, as authorized by our board of directors. Before the issuance of shares of each series, our board of directors is required by Maryland law and our charter to adopt resolutions and file articles supplementary with the State Department of Assessment and Taxation of Maryland, setting forth for each such series: the designation of the series to distinguish it from other series and classes of our stock, the number of shares to be included in the series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the shares of the series.

        Because our board of directors has the power to establish the terms and conditions of each series of preferred stock, it may afford the holders of any series of preferred stock powers, preferences and rights, voting or otherwise, senior to the rights of holders of shares of our common stock. Our issuance of preferred stock could have the effect of delaying or preventing a change in control.

Terms

        When we issue preferred stock, it will be duly authorized, validly issued, fully paid and non-assessable. The preferred stock will not have any preemptive rights.

        Articles supplementary that will become part of our charter will reflect the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:

  •
  the title and stated value;

  •
  the number of shares, liquidation preference and offering price;

  •
  the dividend rate, dividend periods and payment dates;

  •
  the date on which dividends begin to accrue or accumulate;

  •
  any auction and remarketing procedures;

  •
  any retirement or sinking fund requirement;

  •
  the price and the terms and conditions of any redemption right;

  •
  any listing on any securities exchange;

  •
  the price and the terms and conditions of any conversion or exchange right;

  •
  whether interests will be represented by depositary shares;

  •
  any voting rights;

  •
  the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

  •
  any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer;

  •
  any U.S. federal income tax considerations, if appropriate; and

  •
  any other specific terms, preferences, rights, limitations or restrictions.

Rank

        Unless otherwise described in the prospectus supplement, the preferred stock will have the following ranking as to dividends, liquidation, dissolution or winding up:

  •
  senior to our common stock and to all other equity securities ranking junior to the preferred stock;

  •
  on a parity with all equity securities issued by us which by their terms rank on a parity with the preferred stock; and

  •
  junior to all equity securities issued by us which by their terms rank senior to the preferred stock.

Dividends

        If declared by our board of directors, preferred stockholders will be entitled to receive cash dividends at the rate set forth in the prospectus supplement. We will pay dividends to stockholders of record on the record date fixed by our board of directors. The prospectus supplement will specify whether dividends on any series of preferred stock are cumulative or non-cumulative. If dividends are cumulative, they will be cumulative from the date set forth in the prospectus supplement. If dividends are non-cumulative and our board of directors does not declare a dividend payable on a dividend payment date, then the holders of that series will have no right to receive a dividend, and we will not be obligated to pay an accrued dividend later for the missed dividend period, whether or not our board of directors declares dividends on the series on any future date.

        If any preferred stock is outstanding, we will not declare or pay dividends on, or redeem, purchase or otherwise acquire any shares of, our common stock or any capital stock ranking junior to a series of preferred stock, other than dividends paid in, or conversions or exchanges for, common stock or other capital stock junior to the preferred stock, unless:

  •
  if the series of preferred stock has cumulative dividends, we have declared and paid full cumulative dividends for all past dividend periods or declared and reserved funds for payment therefor before or at the same time as the declaration and payment on the junior series; or

  •
  if the series of preferred stock does not have cumulative dividends, we have declared and paid full dividends for the current dividend period or declared and reserved funds for payment therefor before or at the same time as the declaration and payment on the junior series.

        Unless the prospectus supplement provides otherwise, when we do not pay dividends on shares from more than one series of preferred stock ranking in parity as to dividends in full (or we have not reserved a sufficient sum for full payment), all of these dividends will be declared pro rata so that the amount of dividends declared per share in each series will in all cases bear the same ratio of accrued dividends owed. These pro rata payments per share will not include interest, nor will they include any accumulated unpaid dividends from prior periods if the dividends in question are non-cumulative.

Redemption

        If specified in the prospectus supplement, we will have the right to redeem all or any part of the preferred stock in each series at our option, or the preferred stock will be subject to mandatory redemption.

        If the series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify:

  •
  the number of shares we will redeem in each year;

  •
  the date after which we may or must commence the redemption; and

  •
  the redemption price per share, which will include all accrued and unpaid dividends other than non-cumulative dividends for prior dividend periods.

        Except as otherwise provided in the prospectus supplement, the redemption price may be payable in cash or other property.

        Unless the prospectus supplement provides otherwise, we will not redeem less than all of a series of preferred stock, or purchase or acquire any shares of a series of preferred stock, other than conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:

  •
  if the series of preferred stock has cumulative dividends, we have declared and paid full cumulative dividends for all past and current dividend periods for this series or declared and reserved funds for payment; or

  •
  if the series of preferred stock does not have cumulative dividends, we have declared and paid full dividends for the current dividend period or declared and reserved funds for payment.

        We may, however, purchase or acquire preferred stock of any series to preserve our status as a REIT under the Code or pursuant to an offer made on the same terms to all holders of preferred stock of that series.

        If we redeem fewer than all outstanding shares of preferred stock of any series, we will determine the number of shares to be redeemed and whether we will redeem shares pro rata by shares held or shares requested to be redeemed or by lot in a manner that we determine.

        We will mail redemption notices at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a series of preferred stock to be redeemed at the address shown on the share transfer books. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place to surrender certificates for payment of the redemption price;

  •
  that dividends on the shares redeemed will cease to accrue on the redemption date; and

  •
  the date upon which any conversion rights will terminate.

        If we redeem fewer than all outstanding shares of a series of preferred stock, the notice also will specify the number of shares we will redeem from each holder. If we give notice of redemption and have set aside sufficient funds necessary for the redemption in trust for the benefit of stock we will redeem, then dividends will thereafter cease to accrue and all rights of the holders of the shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        If we liquidate, dissolve or wind up our affairs, then holders of each series of preferred stock will receive out of our legally available assets a liquidating distribution in the amount of the liquidation preference per share for that series as specified in the prospectus supplement, plus an amount equal to all dividends accrued and unpaid, but not including amounts from prior periods for non-cumulative dividends, before we make any distributions to holders of our common stock or any other capital stock ranking junior to the preferred stock. Once holders of outstanding preferred stock receive their respective liquidating distributions, they will have no right or claim to any of our remaining assets. In the event that our assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding preferred stock and all other classes or series of its capital stock ranking on a parity with our preferred stock, then we will distribute our assets to those holders in proportion to the full liquidating distributions to which they would otherwise have received.

        After we have paid liquidating distributions in full to all holders of our preferred stock, we will distribute our remaining assets among holders of any other capital stock ranking junior to the preferred stock according to their respective rights and preferences and number of shares. For this purpose, our consolidation or merger with any other corporation or entity, or a sale of all or substantially all of our property or business, does not constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Holders of preferred stock will not have any voting rights, except as set forth below or otherwise set forth in the prospectus supplement.

        Unless the prospectus supplement provides otherwise, whenever we have not paid dividends on any shares of preferred stock for six or more consecutive quarterly periods, the holders of such shares may vote, separately as a class with all other series of preferred stock on which we have not paid dividends, for the election of two additional directors to our board of directors. In this event, our board of directors will be increased by two directors. The holders of a series of preferred stock on which we have not paid dividends may vote for the additional directors at our next annual meeting of stockholders and at each subsequent annual meeting until:

  •
  if the series of preferred stock has a cumulative dividend, we have fully paid all unpaid dividends on the shares for the past dividend periods and the then current dividend period, or we have declared the unpaid dividends and set apart a sufficient sum for their payment; or

  •
  if the series of preferred stock does not have a cumulative dividend, we have fully paid four consecutive quarterly dividends, or we have declared the dividends and set apart a sufficient sum for their payment.

        Unless the prospectus supplement provides otherwise, we cannot take any of the following actions without the affirmative vote of holders of at least two-thirds of the outstanding shares of each series of preferred stock:

  •
  authorize, create or increase the authorized or issued amount of any class or series of capital stock ranking senior to the series of preferred stock as to dividends or liquidation distributions;

  •
  reclassify any authorized capital stock into shares ranking senior to the series of preferred stock as to dividends or liquidation distributions;

  •
  issue any obligation or security convertible into or evidencing the right to purchase any share ranking senior to the series of preferred stock as to dividends or liquidation distributions; or

  •
  amend, alter or repeal any provision of our charter in a manner that materially and adversely affects any right, preference, privilege or voting power of the preferred stock.

        For these purposes, the following events do not materially and adversely affect a series of preferred stock, unless otherwise provided in an applicable prospectus supplement:

  •
  an increase in the amount of the authorized shares of preferred stock;

  •
  the creation or issuance of any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions; or

  •
  an increase in the amount of authorized shares of the series of preferred stock or any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions.

        The holders of a series of preferred stock will have such voting rights as provided for in the articles supplementary establishing any such series of preferred stock and as described in the applicable prospectus supplement, however, if we redeem or call for redemption all outstanding shares of a series and deposit sufficient funds in a trust to effect the redemption on or before the occurrence of the act requiring the vote, such holders of a series of preferred stock will have no voting rights.

Conversion Rights

        If any series of preferred stock is convertible into common stock, the prospectus supplement will describe the following terms:

  •
  the number of shares of common stock into which the shares of preferred stock are convertible;

  •
  the conversion price or manner by which we will calculate the conversion price;

  •
  the conversion period;

  •
  whether conversion will be at our option or the option of the holders of the preferred stock;

  •
  any events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the series of preferred stock.

Ownership Limitations and Restrictions on Transfer

        As further discussed under "Description of Common Stock—Ownership Limitations and Restrictions on Transfer," in order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding shares of capital stock. Accordingly, the articles supplementary designating the terms of each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitations and restrictions on transfer relating to a series of preferred stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Stockholder Liability

        Maryland law provides that none of our stockholders, including holders of preferred stock, will be personally liable for our acts and obligations and that our funds and property are the only recourse for our acts or obligations.

Transfer Agent

        The prospectus supplement will identify the transfer agent for the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of our depositary shares in this prospectus contains the general terms and provisions of the depositary shares. The particular terms of any offering of depositary shares will be described in a prospectus supplement relating to such offering. The statements below describing the depositary shares are subject to and qualified by, the applicable provisions of our charter, bylaws and any articles supplementary.

General

        We may offer and sell depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will issue shares of preferred stock to be represented by depositary shares and deposit such shares of preferred stock with a preferred stock depositary under a separate deposit agreement among us, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement and as further set forth in an applicable prospectus supplement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

        As of the date of this prospectus, our board of directors has issued 1,000,000 depositary shares, each having a stated value of $25 per depositary share and each depositary share representing one one-hundredth of a share of our 8% Series C preferred stock issued on March 14, 2003, all of which are outstanding. For more information on our Series C preferred stock, See "Description of Preferred Stock—General."

        Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the preferred stock depositary in connection with distributions.

        Unless otherwise provided in the deposit agreement or an applicable prospectus supplement, if a distribution on the preferred stock is other than in cash and it is feasible for the preferred stock depositary to distribute the property it receives, the preferred stock depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and we approve, the preferred stock depositary may sell the property and distribute the net proceeds from the sale to the record holders of the depositary shares.

        No distribution will be made on any depositary share to the extent that it represents any class or series of preferred stock that has been converted or exchanged.

Withdrawal of Stock

        Unless we have previously called the depositary shares for redemption or the holder of the depositary shares has converted such shares and unless otherwise provided in an applicable prospectus supplement, a holder of depositary shares may surrender them at the corporate trust office of the preferred stock depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the preferred stock depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

        Unless otherwise provided in an applicable prospectus supplement, whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem fewer than all of the depositary shares, we and the preferred stock depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method that we determine preserves our REIT status.

        On the redemption date:

  •
  all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

  •
  we and the preferred stock depositary will no longer deem the depositary shares called for redemption to be outstanding; and

  •
  all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

        When a preferred stock depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the preferred stock depositary to exercise its voting rights for the amount of preferred stock represented by that holder's depositary shares. The preferred stock depositary will vote in accordance with these instructions. The preferred stock depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share, as described in the applicable prospectus supplement.

Conversion of Preferred Stock

        Depositary shares will not themselves be convertible into common stock or any other of our securities or property, except in connection with preserving our status as a REIT under the Code, unless otherwise provided in an applicable prospectus supplement. However, if the underlying preferred stock is convertible, as described in the applicable prospectus supplement, holders of depositary shares may surrender them to the preferred stock depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the preferred stock depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

        Unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, or unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may not make any amendment that:

  •
  would materially and adversely alter the rights of the holders of depositary shares; or

  •
  would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

        Subject to exceptions in the deposit agreements and unless otherwise provided in an applicable prospectus supplement, and except in order to comply with the law, no amendment may impair the right of any holder of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

        Unless otherwise provided in an applicable prospectus supplement, we may terminate a deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if the termination is necessary to preserve our status as a REIT under the Code. If we terminate a deposit agreement to preserve our status as a REIT under the Code, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

        In addition, a deposit agreement will automatically terminate if:

  •
  we have redeemed all outstanding depositary shares subject to the agreement;

  •
  a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the preferred stock depositary has distributed the distribution to the holders of the depositary shares; or

  •
  each share of the underlying preferred stock has been converted into other of our capital stock not represented by depositary shares or has been exchanged for debt securities.

Charges of a Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges arising out of a deposit agreement. In addition, we generally will pay the fees and expenses of a preferred stock depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a preferred stock depositary for any duties requested by the holders that the deposit agreement does not expressly require the preferred stock depositary to perform.

Resignation and Removal of Preferred Stock Depositary

        A preferred stock depositary may resign at any time by delivering to us notice of its election to resign. We also may remove a preferred stock depositary at any time. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. We will appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least the amount set forth in the deposit agreement.

Miscellaneous

        The preferred stock depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

        We and the preferred stock depositary will not be liable if any law or any circumstances beyond our control prevent or delay us from performing our obligations under a deposit agreement. Unless otherwise provided in an applicable prospectus supplement, our obligations and the obligations of a preferred stock depositary under a deposit agreement will be limited to performing duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. We and a preferred stock depositary may not be required to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless we are furnished with satisfactory indemnity.

        We and any preferred stock depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons we believe in good faith to be competent, and on documents we believe in good faith to be genuine and signed by a proper party.

Ownership Limitations and Restrictions on Transfer

        As further discussed under "Description of Common Stock—Ownership Limitations and Restrictions on Transfer," in order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding shares of capital stock. Accordingly, the articles supplementary designating the terms of each series of preferred stock and the deposit agreement under which any depositary shares representing such series are issued may contain provisions restricting the ownership and transfer of the depositary shares representing a fractional interest in a series of preferred stock. The prospectus supplement will specify any additional ownership limitations and restrictions on transfer relating to any depositary shares. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Depositary

        The prospectus supplement will identify the preferred stock depositary for the depositary shares.

DESCRIPTION OF WARRANTS

        The following description of our warrants for the purchase of preferred stock or common stock in this prospectus contains the general terms and provisions of the warrants. The particular terms of any offering of warrants will be described in a prospectus supplement relating to such offering. The statements below describing the warrants are subject to and qualified by, the applicable provisions of our charter, bylaws and articles supplementary.

General

        We may issue warrants for the purchase of our preferred stock or common stock. We may issue warrants independently or together with any of our securities, and warrants also may be attached to our securities or independent of them. We will issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Terms

        A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of our capital stock purchasable upon exercise of the warrants;

  •
  the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

  •
  if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date that the warrants may first be exercised;

  •
  the date that the warrants expire;

  •
  the minimum or maximum amount of warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain U.S. federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Ownership Limitations and Restrictions on Transfer

        As further discussed under "Description of Common Stock—Ownership Limitations and Restrictions on Transfer," in order for us to maintain our REIT qualification under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Code, more than 9.8% of our issued and outstanding shares of capital stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status under the Code.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

  •
  directly to purchasers;

  •
  to or through underwriters or dealers;

  •
  through agents; or

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any initial public offering price;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale, including in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.

The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities other than the common stock, which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or other securities issued pursuant to the registration statement of which this prospectus forms a part on any securities exchange; any such listing will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        The following description is a summary of certain provisions of Maryland law and of our charter and bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of our charter and bylaws which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the Maryland General Corporation Law.

Board of Directors

        Number; Vacancies.    Our bylaws provide that the number of our directors shall be established by the board of directors but shall never be less than the minimum number required by the Maryland General Corporation Law (which is not less than one), nor more than fifteen. We have also, in our bylaws, elected to be subject to certain provisions of Maryland law which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, to fill vacancies on the board regardless of the reason for such vacancies. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or our charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than until the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.

        Classified Board.    Pursuant to our charter, the directors are divided into three classes. Each class of directors serves a staggered three-year term, such that the term of one class of directors expires each year. As the term of each class expires, stockholders will elect directors in that class for a term of three years. Our directors serve for the terms for which they are elected and until their successors are duly elected and qualified.

        Removal of Directors.    Our charter provides that directors may be removed from office only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors. Neither the Maryland General Corporation Law nor our charter define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the facts and circumstances of any particular situation.

        The staggered terms of our directors, the requirement of cause and a substantial stockholder vote for removal of any of our directors, and the exclusive right of the remaining directors to fill vacancies on the board make it more difficult for a third party to gain control of our board of directors and may discourage offers to acquire us even when an acquisition may be in the best interest of our stockholders.

Maryland Business Combination Act

        Under the Maryland Business Combination Act, unless an exemption applies, any "business combination" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder is prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations generally include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. In approving such a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland Business Combination Act, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations with an interested stockholder that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from the Maryland Business Combination Act, business combinations between certain affiliated individuals and entities and us. However, unless our board of directors adopts further exemptions, the provisions of the Maryland Business Combination Act will be applicable to business combinations between other persons and us.

Maryland Control Share Acquisition Act

        The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by our stockholders on the matter. Shares owned by the acquiring person, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The Maryland Control Share Acquisition Act does not apply to:

  •
  shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

  •
  acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any acquisitions of shares by certain affiliated individuals and entities, any of our directors, officers or employees and any person approved by our board of directors prior to the acquisition by such person of control shares. Any control shares acquired in a control share acquisition which are not exempt under the foregoing provision of our bylaws will be subject to the Maryland Control Share Acquisition Act.

Limitation of Liability and Indemnification of Directors and Officers

        As permitted by the Maryland General Corporation Law, our charter contains a provision limiting the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law. Under Maryland law, the liability of our directors and officers to us or our stockholders for money damages may be limited except to the extent that:

  •
  it is proved that the director or officer actually received an improper benefit in money, property or services; or

  •
  a judgment or other final adjudication was entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        We are authorized under our charter, and obligated under our bylaws and existing indemnification agreements, to indemnify our present and former directors and officers against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, director or other similar capacity. However, Maryland law prohibits indemnification if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Also, under Maryland law, a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification, and then only for expenses.

        In addition to the circumstances in which Maryland law permits a corporation to indemnify its directors and officers, Maryland law requires that unless limited by the charter of the corporation, a director or officer who has been successful on the merits or otherwise in the defense of any proceeding or in the defense of any claim, issue or matter in a proceeding, to which he is made a party by reason of his services as a director or officer, shall be indemnified against reasonable expenses incurred by him in connection with the proceeding, claim, issue or matter in which the director or officer has been successful. Our charter does not alter this requirement.

        We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

        The above indemnification provisions could operate to indemnify directors, officers or other persons who exert control over us against liabilities arising under the Securities Act. Insofar as the above provisions may allow that type of indemnification, the Securities and Exchange Commission has informed us that, in their opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Charter and Bylaws

        Our charter may generally be amended only if such amendment is declared advisable by our board of directors and approved by our stockholders by the affirmative vote of at least a majority of all votes entitled to be cast by our stockholders on the amendment. However, any amendment to the provisions in our charter relating to the removal of directors requires approval by our stockholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Mergers, Share Exchanges, Transfers of Assets

        Pursuant to our charter and Maryland law, with certain exceptions we cannot engage in a merger or consolidation, enter into a statutory share exchange in which we are not the surviving entity or sell all or substantially all of our assets, unless our board of directors adopts a resolution declaring the proposed transaction advisable, and the transaction is approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast. In addition, the partnership agreement of Mack-Cali

Realty, L.P. limits our ability to merge or sell substantially all of our assets under certain circumstances. See "Description of Common Stock—Operating Partnership Agreement."

Dissolution of the Company

        We may be dissolved only if the dissolution is declared advisable by a majority of the entire board of directors and approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the dissolution.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by, or at the direction of, the board of directors; or

  •
  by any stockholder of the Company who was a stockholder of record both as of the time notice of such nomination or proposal of business is given by the stockholder as set forth in our bylaws and as of the time of the annual meeting in question, who is entitled to vote at such annual meeting and who complies with the advance notice procedures set forth in our bylaws.

        Any stockholder who seeks to make such a nomination or to bring any matter before an annual meeting, or his representative, must be present in person at the annual meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law, Our Charter and Bylaws

        The Maryland Business Combination Act, the Maryland Control Share Acquisition Act, the advance notice provisions of our bylaws, the provisions of our charter on classification of our board of directors and removal of directors and certain other provisions of Maryland law and our charter and bylaws could delay, defer or prevent a transaction or our change in control which might involve a premium price for holders of shares of our capital stock or otherwise be in their best interest.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion describes certain of the material U.S. federal income tax considerations relating to our taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and the ownership and disposition of our common stock.

        If we offer one or more additional series of common stock or preferred stock (including stock represented by depositary shares) guarantees of debt securities issued by Mack-Cali Realty, L.P. or one or more series of warrants to purchase common stock or preferred stock, the prospectus supplement would include information about certain material U.S. federal income tax consequences to holders of any of the foregoing.

        Mack-Cali Realty, L.P. may also offer one or more series of debt securities. A prospectus supplement will describe the specific terms of any such series so offered along with the material U.S. federal income tax considerations that may be relevant to persons who may acquire, own and dispose of (including through retirement) the securities of said series (and which may include a discussion of the "market discount," "bond premium" and "original issue discount" rules, as applicable). In addition, Mack-Cali Realty, L.P. may issue a series of debt securities having "original issue discount." In general, a debt instrument has "original issue discount" to the extent that its "stated redemption price at maturity" (generally, the sum of all payments provided by the debt instrument other than "qualified stated interest") exceeds its "issue price" (generally, the initial offering price to the public at which price a substantial amount of the debt instruments are sold), unless the amount of such excess is de minimis (generally, less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) in which case the debt instrument is treated as not having any original issue discount. In general, "qualified stated interest" is interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. In the event that Mack-Cali Realty, L.P. offers a series of debt securities having original issue discount, these debt securities will be subject to special interest accrual rules, and other special rules, consequences, and considerations under the Code and the Treasury Regulations promulgated thereunder, which a prospectus supplement will discuss.

        Because this summary is only intended to address certain of the material U.S. federal income tax considerations relating to the ownership and disposition of our common stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

  •
  the tax consequences to you may vary depending on your particular tax situation;

  •
  you may be a person that is subject to special tax treatment or special rules under the Code (e.g., regulated investment companies, insurance companies, tax-exempt entities, financial institutions or broker-dealers, expatriates, persons subject to the alternative minimum tax and partnerships, trusts, estates or other pass through entities) that the discussion below does not address;

  •
  the discussion below does not address any state, local or non-U.S. tax considerations; and

  •
  the discussion below deals only with stockholders that hold our common stock as a "capital asset," within the meaning of Section 1221 of the Code.

        We urge you to consult with your own tax advisors regarding the specific tax consequences to you of acquiring, owning and selling our common stock, including the federal, state, local and foreign tax consequences of acquiring, owning and selling our common stock in your particular circumstances and potential changes in applicable laws or interpretations thereof.

        The information in this section is based on the Code, final, temporary and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including in private letter rulings and other non-binding guidance issued by the IRS), as well as court decisions all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law, or that any such change would not apply retroactively to transactions or events preceding the date of the change. We have not obtained, and do not intend to obtain, any rulings from the IRS concerning the U.S. federal income tax treatment of the matters discussed below. Furthermore, neither the IRS nor any court is bound by any of the statements set forth herein and no assurance can be given that the IRS will not assert any position contrary to statements set forth herein or that a court will not sustain such position.

Taxation of the Company as a REIT

        Seyfarth Shaw LLP, which has acted as our tax counsel, has reviewed the following discussion and is of the opinion that it fairly summarizes the material U.S. federal income tax considerations relevant to our status as a REIT under the Code. The following summary of certain U.S. federal income tax considerations is based on current law, is for general information only, and is not intended to be (and is not) tax advice.

        It is the opinion of Seyfarth Shaw LLP that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, commencing with our initial taxable year ended December 31, 1994, through and including our taxable year ended December 31, 2007, and that our current method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. We must emphasize that this opinion of Seyfarth Shaw is based on various assumptions and certain representations made by our officers and our accountants as to factual matters and is conditioned upon such assumptions and representations being accurate and complete. Seyfarth Shaw LLP is not aware of any facts or circumstances that are not consistent with these representations and assumptions. Potential purchasers of the securities should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In general, our qualification and taxation as a REIT depends upon our ability to satisfy, through actual operating results, distribution, diversity of stock ownership, and other requirements imposed under the Code, none of which has been, or will be, reviewed by Seyfarth Shaw LLP. Accordingly, while we intend to continue to qualify to be taxed as a REIT under the Code no assurance can be given that the actual results of our operations for any particular taxable year has satisfied, or will satisfy, the requirements for REIT qualification.

        Commencing with our taxable year ended December 31, 1994, we have elected to be taxed as a REIT under the Code. We believe that commencing with our taxable year ended December 31, 1994, and for all of our subsequent taxable years through and including our taxable year ended December 31, 2007, we have been organized and have operated in such a manner so as to qualify as a REIT under the Code, and we intend to continue to operate in such a manner. However, we cannot assure you that we will, in fact, continue to operate in such a manner or continue to so qualify as a REIT under the Code.

        If we qualify for taxation as a REIT under the Code, we generally will not be subject to a corporate-level tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (i.e., a corporate-level and stockholder-level tax) that generally results from investment in a regular subchapter C corporation. However, we will be subject to U.S. federal income tax as follows:

  •
  First, we would be taxed at regular corporate rates on any of our undistributed REIT taxable income, including our undistributed net capital gains (although, to the extent so designated by us, stockholders would receive an offsetting credit against their own U.S. federal income tax liability for U.S. federal income taxes paid by us with respect to any such gains).

  •
  Second, under certain circumstances, we may be subject to the "corporate alternative minimum tax" on our items of tax preference.

  •
  Third, if we have (a) net income from the sale or other disposition of "foreclosure property," which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

  •
  Fourth, if we have net income from prohibited transactions such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

  •
  Fifth, if we should fail to satisfy the annual 75% gross income test or 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT under the Code because certain other requirements have been met, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income (90% for taxable years beginning on or before October 22, 2004) over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  Sixth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amount actually distributed by us.

  •
  Seventh, if we were to acquire an asset from a corporation which is or has been a subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the subchapter C corporation, and we subsequently recognize gain on the disposition of the asset within the ten-year period beginning on the day that we acquired the asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate. The results described in this paragraph assume that no election will be made under Treasury Regulations Section 1.337(d)-7 for the subchapter C corporation to be subject to an immediate tax when the asset is acquired.

  •
  Eighth, for taxable years beginning after December 31, 2000, we could be subject to a 100% tax on certain payments that we receive from one of our "taxable REIT subsidiaries," or on certain expenses deducted by one of our "taxable REIT subsidiaries," if the economic arrangement between us, the taxable REIT subsidiary and the tenants at our properties are not comparable to similar arrangements among unrelated parties.

  •
  Ninth, if we fail to satisfy a REIT asset test, as described below, due to reasonable cause and we nonetheless maintain our REIT qualification under the Code because of specified cure provisions, we will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  Tenth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for REIT Qualification—In General

        To qualify as a REIT under the Code, we must elect to be treated as a REIT and must satisfy the income, asset, distribution, diversity of share ownership and other requirements imposed under the Code. In general, the Code defines a REIT as a corporation, trust or association:

  (1)
  which is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (4)
  that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities; and

  (7)
  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Code provides that the first four requirements above must be met during the entire taxable year and that requirements (5) and (6) above do not apply to the first taxable year for which a REIT election is made and, thereafter, requirement (5) must exist during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of requirement (6) above, generally (although subject to certain exceptions that should not apply with respect to us), any stock held by a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is treated as not held by the trust itself but directly by the trust beneficiaries in proportion to their actuarial interests in the trust.

        We believe that we have satisfied the first six requirements above for REIT qualification. In addition, our charter currently includes restrictions regarding the ownership and transfer of our common stock, which restrictions are intended to assist us in satisfying some of these requirements (and, in particular requirements (5) and (6) above). The ownership and transfer restrictions pertaining to our common stock are described herein under the heading "Description of Common Stock—Ownership Limitations and Restrictions on Transfer."

        In applying the REIT gross income and asset tests, all of the assets, liabilities and items of income, deduction and credit of a corporate subsidiary of a REIT that is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) ("QRS") are treated as the assets, liabilities and items of income, deduction and credit of the REIT itself. Moreover, the separate existence of a QRS is disregarded for U.S. federal income tax purposes and the QRS is not subject to U.S. federal corporate income tax (although it may be subject to state and local tax in some states and localities). In general, a QRS is any corporation if all of the stock of such corporation is held by the REIT, except that it does not include any corporation that is a "taxable REIT subsidiary" (as defined in Code Section 856(l)(1) of the Code) ("TRS") of the REIT. Thus, for U.S. federal income tax purposes, our QRSs are disregarded, and all assets, liabilities and items of income, deduction and credit of these QRSs are treated as our assets, liabilities and items of income, deduction and credit.

        A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a TRS. A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local tax. Any dividends paid or deemed paid by any one of our TRSs will also be taxable, either (1) to us to the extent the dividend is retained by us, or (2) to our stockholders to the extent the dividends received from the TRS are paid to our stockholders. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under "—REIT Asset Tests" that generally precludes ownership of more than 10% of any issuer's securities. However, as noted below, in order to qualify as a REIT, the securities of all of our TRSs in which we have invested either directly or indirectly may not represent more than 20% (25% for our 2009 taxable year and thereafter) of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets; however, we cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility as more fully described below under "—REIT Gross Income Tests," a TRS may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT, which, if performed by the REIT itself, could cause rents received by the REIT to be disqualified as "rents from real property." However, the Code contains several provisions which address the arrangements between a REIT and its TRSs which are intended to ensure that a TRS recognizes an appropriate amount of taxable income and is subject to an appropriate level of U.S. federal income tax. For example, a TRS is limited in its ability to deduct interest payments made to the REIT. In addition, a REIT would be subject to a 100% penalty on some payments that it receives from a TRS, or on certain expenses deducted by the TRS if the economic arrangements between the REIT, the REIT's tenants and the TRS are not comparable to similar arrangements among unrelated parties. We have several TRSs and will endeavor to structure any arrangement between ourselves, our TRSs and our tenants so as to minimize the risk of disallowance of interest expense deductions or of the 100% penalty being imposed. Notwithstanding, however, it cannot be assured that the IRS would not challenge any such arrangement.

        Also, a REIT that is a partner in a partnership is deemed to own its proportionate share of each of the assets of the partnership and is deemed to be entitled to income of the partnership attributable to such share. For purposes of Section 856 of the Code, the interest of a REIT in the assets of a partnership of which it is a partner is determined in accordance with the REIT's capital interest in the partnership and the character of the assets and items of gross income of the partnership retain the same character in the hands of the REIT. For example, if the partnership holds any property primarily for sale to customers in the ordinary course of its trade or business, the REIT is treated as holding its proportionate share of such property primarily for such purpose. Thus, our proportionate share (based on capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including Mack-Cali Realty, L.P. (and our indirect share of the assets, liabilities and items of income of each lower-tier partnership), will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Also, actions taken by Mack-Cali Realty, L.P. or other lower-tier partnerships can affect our ability to satisfy the REIT gross income and asset tests and the determination of whether we have net income from a prohibited transaction. For purposes of this section any reference to "partnership" shall refer to and include any partnership, limited liability company, joint venture and other entity or arrangement that is treated as a partnership for federal tax purposes, and any reference to "partner" shall refer to and include a partner, member, joint venturer and other beneficial owner of any such partnership, limited liability company, joint venture and other entity or arrangement.

        REIT Gross Income Tests:    In order to maintain our qualification as a REIT under the Code, we must satisfy, on an annual basis, two gross income tests.

  •
  First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain "hedging transactions" entered into after July 30, 2008, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments.

  •
  Second, at least 95% of our gross income, excluding gross income from prohibited transactions and, commencing with our 2005 taxable year, certain "hedging transactions," for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

        For this purpose the term "rents from real property" includes: (a) rents from interests in real property; (b) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated; and (c) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. For purposes of (c), the rent attributable to personal property is equal to that amount which bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real property and the personal property at the beginning and at the end of such taxable year.

        However, in order for rent received or accrued, directly or indirectly, with respect to any real or personal property, to qualify as "rents from real property," the following conditions must be satisfied:

  •
  such rent must not be based in whole or in part on the income or profits derived by any person from the property (although the rent may be based on a fixed percentage of receipts or sales);

  •
  such rent may not be received or accrued, directly or indirectly, from any person if the REIT owns, directly or indirectly (including by attribution, upon the application of certain attribution rules): (i) in the case of any person which is a corporation, at least 10% of such person's voting stock or at least 10% of the value of such person's stock; or (ii) in the case of any person which is not a corporation, an interest of at least 10% in the assets or net profits of such person, except that under certain circumstances, rents received from a TRS will not be disqualified as "rents from real property" even if we own more than 10% of the TRS; and

  •
  the portion of such rent that is attributable to personal property for a taxable year that is leased under, or in connection with, a lease of real property may not exceed 15% of the total rent received or accrued under the lease for the taxable year.

        In addition, all amounts (including rents that would otherwise qualify as "rents from real property") received or accrued during a taxable year directly or indirectly by a REIT with respect to a property, will constitute "impermissible tenant services income" (and, thus, will not qualify as "rents from real property") if the amount received or accrued directly or indirectly by the REIT for: (x) services furnished or rendered by the REIT to tenants of the property; or (y) managing or operating the property ((x) and (y) collectively, "Impermissible Services") exceeds 1% of all amounts received or accrued during such taxable year directly or indirectly by the REIT with respect to the property. For this purpose, however, the following services and activities are not treated as Impermissible Services: (i) services furnished or rendered, or management or operation provided, through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS; and (ii) services usually or customarily rendered in connection with the rental of space for occupancy (such as, for example, the furnishing of heat and light, the cleaning of public entrances, and the collection of trash), as opposed to services rendered primarily to a tenant for the tenant's convenience. If the amount treated as being received or accrued for Impermissible Services does not exceed the 1% threshold, then only the amount attributable to the Impermissible Services (and not, for example, all tenant rents received or accrued that otherwise qualify as "rents from real property") will fail to qualify as "rents from real property."

        We (through Mack-Cali Realty, L.P. and other affiliated entities) provide some services at the properties, which services we believe do not constitute Impermissible Services or, otherwise, do not cause any rents or other amounts received that otherwise qualify as "rents from real property" to fail to so qualify. If we or Mack-Cali Realty, L.P. were to consider offering services in the future which could cause any such rents or other amounts to fail to qualify as "rents from real property" then we would endeavor to arrange for such services to be provided through one or more independent contractors and/or TRSs or, otherwise, in such a manner so as to minimize the risk of such services being treated as Impermissible Services.

        In addition, we (through Mack-Cali Realty, L.P. and other affiliated entities) receive fees for property management and administrative services provided with respect to certain properties not owned, either directly or indirectly, entirely by us and/or Mack-Cali Realty, L.P. These fees do not constitute qualifying income for purposes of either the 75% gross income test or 95% gross income test. We (through Mack-Cali Realty, L.P. and other affiliated entities) also receive other types of income that do not constitute qualifying income for purposes of either of these two tests. We believe that our share of the aggregate amount of these fees and other non-qualifying income so received or accrued has not caused us to fail to satisfy either of the gross income tests. We anticipate that we will continue to receive or accrue a certain amount of non-qualifying fees and other income. In the event that our share of the amount of such fees and other income could jeopardize our ability to satisfy these gross income tests, then we would endeavor to arrange for the services in respect of which such fees and other income are received to be provided by one or more independent contractors and/or TRSs or, otherwise, in such manner so as to minimize the risk of failing either of the gross income tests.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for transactions to hedge indebtedness we incurred to acquire or carry "real estate assets" was qualifying income for purposes of the 95 percent gross income test, but not the 75 percent gross income test. To the extent that we hedged in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Commencing with our 2005 taxable year, income and gain from "hedging transactions" will be excluded from gross income for purposes of the 95 percent gross income test, but not the 75 percent gross income test. For hedging transactions entered into after July 30, 2008, income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75 percent and 95 percent gross income tests. For this purpose, a "hedging transaction" means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75 percent or 95 percent gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT under the Code.

        If we fail to satisfy either or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year pursuant to a special relief provision of the Code which may be available to us if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of the nature and amount of each item of income to our U.S. federal income tax return; and

  •
  the inclusion of any incorrect information on the schedule is not due to fraud with intent to evade tax.

        We cannot state whether in all circumstances, if we were to fail to satisfy either of the gross income tests, we would still be entitled to the benefit of this relief provision. Even if this relief provision were to apply, we would nonetheless be subject to a 100% tax on any non-qualifying income.

        REIT Asset Tests:    At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature and diversification of our assets (collectively, the "Asset Tests"):

  •
  at least 75% of the value of our total assets must be represented by "real estate assets" (which also includes any property attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument and only for the 1-year period beginning on the date the REIT receives such proceeds), cash and cash items (including receivables) and government securities ("75% Value Test");

  •
  not more than 25% of the value of our total assets may be represented by securities other than securities that constitute qualifying assets for purposes of the 75% Value Test;

  •
  except with respect to securities of a TRS or QRS and securities that constitute qualifying assets for purposes of the 75% Value Test:

  •
  not more than 5% of the value of our total assets may be represented by securities of any one issuer;

  •
  we may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer;

  •
  we may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer ("10% Value Test"); and

  •
  not more than 20% (25% for our 2009 taxable year and thereafter) of the value of our total assets may be represented by securities of one or more TRSs.

        After initially meeting the Asset Tests at the close of any quarter of our taxable year, we would not lose our status as a REIT under the Code for failure to satisfy these tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to facilitate compliance with the Asset Tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

        In applying the Asset Tests, we are treated as owning all of the assets held by any of our QRSs and our proportionate share of the assets held by Mack-Cali Realty, L.P. (including Mack-Cali Realty, L.P.'s share of the assets held by any lower-tier partnership in which Mack-Cali Realty, L.P. holds a direct or indirect interest).

        Securities, for purposes of the Asset Tests, may include debt that we hold in other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities for purposes of the 10% Value Test: (1) securities that meet the "straight debt" safe harbor; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); (5) securities issued by other REITs; (6) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test; (7) any debt not otherwise described in this paragraph that is issued by a partnership, but only to the extent of our interest as a partner in the partnership; (8) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (9) any other arrangement described in future Treasury Regulations.

        Based on our regular quarterly asset tests, we believe that we have not violated any of the Asset Tests. However, we cannot provide any assurance that the IRS would concur with our beliefs in this regard.

        REIT Distribution Requirements:    To qualify for taxation as a REIT, we must, each year, make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (1) the sum of: (A) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we were to dispose of any asset acquired from a subchapter C corporation in a "carryover basis" transaction within ten years of the acquisition, we would be required to distribute at least 90% of the after-tax "built-in gain" recognized on the disposition of such asset.

        We must pay dividend distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year's distribution requirement if one of the following two sets of criteria are satisfied:

  •
  the dividends are declared in October, November or December and are made payable to stockholders of record on a specified date in any of these months, and such dividends are actually paid during January of the following year; or

  •
  the dividends are declared before we timely file our U.S. federal income tax return for such year, the dividends are paid in the 12-month period following the close of the year and not later than the first regular dividend payment after the declaration, and we elect on our U.S. federal income tax return for such year to have a specified amount of the subsequent dividend treated as if paid in such year.

        Internal Revenue Service Revenue Procedure 2010-12, 2010-3 I.R.B, permits us to make taxable distributions of our stock (in lieu of cash) if (i) any such distribution is declared on or before December 31, 2012 with respect to a taxable year ending on or before December 31, 2011, and (y) each of our stockholders is permitted to elect to receive its entire entitlement under such declaration in either cash or shares of equivalent value subject to a limitation in the amount of cash to be distributed in the aggregate; provided that (i) the amount of cash that we set aside for distribution is not less than 10 percent of the aggregate distribution so declared, and (ii) if too many of our stockholders elect to receive cash, a pro rata amount of cash will be distributed to each such stockholder electing to receive cash, but in no event will any such stockholder receive less than its entire entitlement under such declaration.

        Even if we satisfy our distribution requirements for maintaining our REIT status, we will nonetheless be subject to a corporate-level tax on any of our net capital gain or REIT taxable income that we do not distribute to our stockholders. In addition, we will be subject to a 4% excise tax to the extent that we fail to distribute for any calendar year an amount at least equal to the sum of:

  •
  85% of our ordinary income for such year;

  •
  95% of our capital gain net income for such year; and

  •
  any undistributed taxable income from prior periods.

        As discussed below, we may retain, rather than distribute, all or a portion of our net capital gains and pay the tax on the gains and may elect to have our stockholders include their proportionate share of such undistributed gains as long-term capital gain income on their own income tax returns and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any such retained gains would be treated as having been distributed by us.

        We intend to make timely distributions sufficient to satisfy our annual distribution requirements for REIT qualification under the Code and which are eligible for the dividends-paid deduction. In this regard, the partnership agreement of Mack-Cali Realty, L.P. authorizes us, as the general partner of Mack-Cali Realty, L.P., to take such steps as may be necessary to cause Mack-Cali Realty, L.P. to make distributions to its partners at such times and which are sufficient in amount to enable us to satisfy the annual REIT distribution requirements.

        We expect that our cash flow will exceed our REIT taxable income due to the allowance of depreciation and other non-cash deductions allowed in computing REIT taxable income. Accordingly, in general, we anticipate that we should have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement for REIT qualification under the Code. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this requirement or to distribute an amount sufficient to enable us to avoid income and/or excise taxes. In such event, we may find it necessary to arrange for borrowings to raise cash or, if possible, make taxable stock dividends in order to make such distributions.

        In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, we may be able to rectify any resulting failure to meet the 90% distribution requirement by paying "deficiency dividends" to stockholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

        Failure to Qualify as a REIT:    If we would otherwise fail to qualify as a REIT under the Code because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the gross income tests described above or a violation of the asset tests described above each of which have specific relief provisions that are described above.

        If we fail to qualify for taxation as a REIT under the Code in any taxable year, and the relief provisions do not apply, we will have to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions to stockholders in any year in which we fail to qualify, nor will we be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to the stockholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Taxation of U.S. Stockholders

        When we refer to the term U.S. Stockholders, we mean a holder of our common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States can exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

        Distributions Generally:    For any taxable year for which we qualify for taxation as a REIT under the Code, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

        As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. Stockholders as ordinary income. A noncorporate U.S. Stockholder will generally not be entitled to the tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), or (b) that is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) for our previous taxable year less any taxes paid by us during the previous taxable year, provided that certain holding period and other requirements are satisfied at both the REIT and individual stockholder level. Noncorporate U.S. Stockholders should consult their own tax advisors to determine the impact of tax rates on dividends received from us. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations. Distributions made by us that we properly designate as capital gain dividends will be taxable to U.S. Stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. Stockholder has held his common stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. Stockholder may be eligible for preferential rates of taxation. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

        To the extent that we make distributions, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Stockholder. Thus, these distributions will reduce the adjusted basis which the U.S. Stockholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. Stockholder's adjusted basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

        Dividends authorized by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        U.S. Stockholders holding shares at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each U.S. Stockholder required to include the designated amount in determining the U.S. Stockholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. U.S. Stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. Stockholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

        Passive Activity Loss and Investment Interest Limitations:    Distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, a U.S. Stockholder will not be able to offset any of this income with any passive losses of the stockholder from other activities. Dividends received by a U.S. Stockholder from us generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of shares of our stock or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.

        Sale/Other Taxable Disposition of Company Stock:    In general, a U.S. Stockholder will recognize gain or loss on its sale or other taxable disposition of our stock equal to the difference between the amount of cash and the fair market value of any other property received in such sale or other taxable disposition and the stockholder's adjusted basis in said stock at such time. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder's tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain." U.S. Stockholders should consult with their tax advisors with respect to their capital gain tax liability. A corporate U.S. Stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock held for more than 12 months. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

        Stockholders should consult with their own tax advisors with respect to their capital gain tax liability in respect of distributions received from us and gains recognized upon the sale or other disposition of shares of our common stock.

        Treatment of Tax-Exempt Stockholders:    Based upon published rulings by the IRS, distributions by us to a U.S. Stockholder that is a tax-exempt entity will not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness," within the meaning of the Code, and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Similarly, income from the sale of shares of our common stock will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

        For tax-exempt U.S. Stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from U.S.

federal income taxation under Code Sections 501(c)(7), (9), (17) and (20), respectively, income from an investment in shares of our common stock will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares of our common stock. Such prospective investors should consult their own tax advisors concerning these "set-aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" is treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if (i) it would not have qualified as a REIT under the Code but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (ii) the total gross income of the REIT, less direct expenses related to the total gross income. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. We do not expect to be classified as a "pension-held REIT."

        The rules described above under the heading "Taxation of U.S. Stockholders" concerning the inclusion of our designated undistributed net capital gains in the income of its stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Special Tax Considerations For Non-U.S. Stockholders

        Taxation of Non-U.S. Stockholders:    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Stockholders should consult with their tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our stock, including any reporting requirements.

        Distributions by us to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. However, if income from the investment in the stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the Non-U.S. Stockholder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Stockholder to U.S. taxation on a net income basis) the Non-U.S. Stockholder generally will be subject to tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such income and is generally not subject to withholding. Any such effectively connected distributions received by a

Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a Non-U.S. Stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is submitted to us or the appropriate withholding agent or (b) the Non-U.S. Stockholder submits an IRS Form W-8 ECI (or a successor form) to us or the appropriate withholding agent claiming that the distributions are effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business and, in either case, other applicable requirements were met.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of such shares. For FIRPTA withholding purposes (discussed below) such distribution will be treated as consideration for the sale or exchange of shares of stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, these distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Distributions to a Non-U.S. Stockholder that are designated by us at the time of distribution as capital gain dividends (other than those arising from the disposition of a U.S. real property interest) generally will not be subject to U.S. federal income taxation unless (i) investment in the stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (except that a corporate Non-U.S. Stockholder may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case such stockholder will be subject to a 30% tax on his or her capital gains.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, and subject to the exception described below, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders would be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's U.S. federal income tax liability. We or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of Non-U.S. Stockholder status on IRS Form W-8 to determine whether withholding is required on gains realized from the disposition of U.S. real property interests. A U.S. Stockholder who holds shares of stock on behalf of a Non-U.S. Stockholder will bear the burden of withholding, provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.

        Capital gain distributions to Non-U.S. Stockholders that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest ("USRPI"), as long as (1) our common stock continues to be treated as being "regularly traded" on an established securities market in the United States and (2) the Non-U.S. Stockholder did not own more than 5 percent of our common stock at any time during the one-year period preceding the distribution. As a result, Non-U.S. Stockholders owning 5 percent or less of our common stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our common stock ceases to be regularly traded on an established securities market in the United States or the Non-U.S. Stockholder owned more than 5 percent of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above.

        If a Non-U.S. Stockholder owning more than 5 percent of our common stock disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such Non-U.S. Stockholder (or a person related to such Non-U.S. Stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non-U.S. Stockholder under FIRPTA, then such Non-U.S Stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Gain recognized by a Non-U.S. Stockholder upon a sale of stock of a REIT generally will not be taxed under FIRPTA if the REIT is a "domestically-controlled REIT" (generally, a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign persons). Since it is currently anticipated that we will be a "domestically-controlled REIT," a Non-U.S. Stockholder's sale of our common stock should not be subject to taxation under FIRPTA. However, because our common stock is publicly-traded, no assurance can be given that we will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale of our common stock that is not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the Non-U.S. Stockholder's investment in the stock is "effectively connected" with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (a Non-U.S. Stockholder that is a foreign corporation may also be subject to a 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals); provided, however, that deductions otherwise allowable will be allowed as deductions only if the tax returns were filed within the time prescribed by law. In general, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the amount realized by the seller on the sale of such stock.

Information Reporting Requirements and Backup Withholding Tax

        U.S. Stockholders:    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a U.S. Stockholder with respect to dividends paid unless the U.S. Stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. Stockholder that does not provide us with its correct taxpayer identification number. A U.S. Stockholder may credit any amount paid as backup withholding against the stockholder's U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Stockholder who fails to certify to us its non-foreign status.

        Non-U.S. Stockholders:    If you are a Non-U.S. Stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments; and

  •
  the payment of the proceeds from the sale of common stock effected at a United States office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury Regulations, or

  •
  you otherwise establish your right to an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States;

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

  •
  the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person;

  •
  a controlled foreign corporation for United States tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons," as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish your right to an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. federal income tax liability by filing a refund claim with the IRS.

Tax Aspects of Mack-Cali Realty, L.P.

        General:    Mack-Cali Realty, L.P. holds substantially all of our investments. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of their partnership, and are potentially subject to tax thereon, without regard to whether distributions are made to them by the partnership. We include in our income our proportionate share of these Mack-Cali Realty, L.P. items (including our proportionate share of such items attributable to partnerships in which Mack-Cali Realty, L.P. owns a direct or indirect interest) for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT Asset Tests, we include our proportionate share of assets held by Mack-Cali Realty, L.P. and by partnerships in which Mack-Cali Realty, L.P. owns a direct or indirect interest.

        Tax Allocations with respect to Contributed Properties (Effects of Section 704(c) of the Code):    Pursuant to Section 704 (c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at such time (said difference, the "Book-Tax Difference"). These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts of, or other economic or legal arrangements among, the partners. Mack-Cali Realty, L.P. was formed by way of, and has since formation received, contributions of appreciated property (including interests in partnerships that have appreciated property). Consequently, in accordance with Section 704(c) of the Code and Mack-Cali Realty, L.P.'s partnership agreement, Mack-Cali Realty, L.P. makes allocations to its partners in a manner consistent with Section 704(c) of the Code and the Treasury Regulations thereunder.

        In general, those partners who have contributed to Mack-Cali Realty, L.P. property (including interests in partnerships that own property) that has a fair market value in excess of basis at the time of such contribution have been allocated lower amounts of depreciation deductions for tax purposes than would have been the case if such allocations were made pro rata. In addition, in the event of the disposition of any such property, all taxable income and gain attributable to such property's Book-Tax Difference generally will be allocated to the contributing partners, and we generally will be allocated only our share (and on a pro rata basis) of any capital gain attributable to post-contribution appreciation, if any. The foregoing allocations would tend to eliminate a property's Book-Tax Difference over Mack-Cali Realty, L.P.'s life. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate a property's Book-Tax Difference and could prolong a noncontributing partner's Book-Tax Difference with respect to such property. Thus, the carryover basis of a contributed property in the hands of Mack-Cali Realty, L.P. may cause us to be allocated: (a) lower tax depreciation and other deductions than our economic or book depreciation and other deductions allocable to us; and/or (b) more taxable income or gain upon a sale of the property than the economic or book income or gain allocable to us as a result of the sale. Such differing tax allocations may cause us to recognize taxable income or gain in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

        Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences (e.g., the "traditional method," the "traditional method with curative allocations," and the "remedial method"). Some of these methods could prolong the period required to eliminate the Book-Tax Difference as compared to other permissible methods (or could, in fact, result in a portion of the Book-Tax Difference to remain unaccounted for). We and Mack-Cali Realty, L.P. have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to previously-contributed properties. As a result of this determination, distributions to our stockholders could be comprised of more taxable income than would otherwise be the case. However, property that may hereafter be contributed to Mack-Cali Realty, L.P. is not bound to use the "traditional method." We and Mack-Cali Realty, L.P. have not determined whether Mack-Cali Realty, L.P. will use the "traditional method," or some other permissible method, to account for any Book-Tax Difference with respect to any such hereafter contributed property. With respect to any purchased property that is not "replacement property" in a tax-free like-kind exchange under Section 1031 of the Code, such property initially would have a tax basis equal to its fair market value and Section 704(c) of the Code would not apply.

        Basis in Partnership Interests in Mack-Cali Realty, L.P.:    Our adjusted tax basis in our interest in Mack-Cali Realty, L.P. generally equals the amount of cash and the basis of any other property contributed by us to Mack-Cali Realty, L.P. (1) increased by our allocable share of the income and indebtedness of Mack-Cali Realty, L.P., and (2) decreased (but not below zero) by: (a) our allocable share of losses of Mack-Cali Realty, L.P.; (b) the amount of cash and adjusted basis of property distributed by Mack-Cali Realty, L.P. to us; and (c) the reduction in our allocable share of Mack-Cali Realty, L.P.'s indebtedness.

        If the allocation of our distributive share of Mack-Cali Realty, L.P.'s losses exceeds the adjusted tax basis of our partnership interest in Mack-Cali Realty, L.P., the recognition of such excess losses would be deferred to the extent that we have adjusted tax basis in our interest in Mack-Cali Realty, L.P. To the extent that Mack-Cali Realty, L.P.'s distributions, or any decrease in our allocable share of indebtedness (such decreases being considered a constructive cash distribution to the partners), exceeds our adjusted tax basis in our interest in Mack-Cali Realty, L.P., such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income would normally be characterized as capital gain, and if our interest in Mack-Cali Realty, L.P. has been held for longer than the long-term capital gain holding period (currently more than one year), such distributions and constructive distributions would constitute long-term capital gain income.

        Sale of the Properties:    Our distributive share of any gain realized by Mack-Cali Realty, L.P. on its sale of any property held by it as inventory or primarily for sale to customers in the ordinary course of its trade or business would be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income may also have an adverse effect on our ability to satisfy the REIT gross income tests. Under existing law, whether Mack-Cali Realty, L.P. holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Mack-Cali Realty, L.P. intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, renting and otherwise operating the properties, and to make such occasional sales of the properties, including peripheral land, as are consistent with Mack-Cali Realty, L.P.'s investment objectives.

State and Local Tax

        We and our stockholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. Our tax treatment and that of our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

 EXPERTS

        The financial statements, financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Form 10-K/A of Mack-Cali Realty Corporation as filed with the Securities and Exchange Commission on February 14, 2011 and the Form 10-K/A of Mack-Cali Realty, L.P. as filed with the Securities and Exchange Commission on February 14, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Mack-Green-Gale LLC incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 of Mack-Cali Realty Corporation and the Annual Report on Form 10-K for the year ended December 31, 2010 of Mack-Cali Realty, L.P. have been so incorporated in reliance on the reports of Cornerstone Accounting Group LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Ballard Spahr, LLP, Baltimore, Maryland, issued an opinion to us regarding certain Maryland law matters, including the validity of the issuance of the equity securities offered by this prospectus. Seyfarth Shaw LLP, New York, New York, issued an opinion to us regarding the validity of the debt securities offered by this prospectus and certain tax matters, including the qualification and taxation of us as a REIT under the Code.

$250,000,000

Mack-Cali Realty, L.P.

2.500% Notes due 2017

PROSPECTUS SUPPLEMENT

November 13, 2012

Joint Book-Running Managers

BofA Merrill Lynch

Citigroup

J.P. Morgan

Co-Managers

BB&T Capital Markets
BNY Mellon Capital Markets, LLC
Capital One Southcoast
Comerica Securities
Deutsche Bank Securities
Mitsubishi UFJ Securities
PNC Capital Markets LLC
RBS
SunTrust Robinson Humphrey
TD Securities
US Bancorp
Wells Fargo Securities